Exhibit 3.1

THE COMPANIES ACT 2006

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

BICYCLE THERAPEUTICS LIMITED

Company number: 11036004

(Adopted by a written resolution passed on 21 December 2018)

1.	INTRODUCTION	2
2.	DEFINITIONS	3
3.	SHARE CAPITAL	13
4.	DIVIDENDS	13
5.	DISTRIBUTIONS FOLLOWING A LIQUIDATION OR SALE EVENT	14
6.	SALE PROVISIONS	16
7.	VOTES IN GENERAL MEETING	17
8.	CONVERSION OF PREFERRED SHARES	17
9.	VARIATION OF RIGHTS	20
10.	ALLOTMENT OF NEW SHARES OR OTHER SECURITIES: PRE-EMPTION	20
11.	LIEN	21
12.	TRANSFERS OF SHARES — GENERAL	21
13.	PERMITTED TRANSFERS	23
14.	TRANSFERS OF SHARES SUBJECT TO PRE-EMPTION RIGHTS	24
15.	COMPULSORY TRANSFERS AND SHARE BUYBACK	28
16.	TAG ALONG	30
17.	DRAG ALONG	30
18.	NEW HOLDING COMPANY	32
19.	PURCHASE OF SHARES	32
20.	GENERAL MEETINGS	33
21.	PROXIES	33
22.	DIRECTORS’ BORROWING POWERS	33
23.	ALTERNATE DIRECTORS	33
24.	NUMBER OF DIRECTORS	34
25.	APPOINTMENT OF DIRECTORS	34
26.	DIRECTORS’ PERMITTED INTERESTS	35
27.	AUTHORISATION OF CONFLICTS OF INTEREST	37
28.	DIRECTORS’ INTERESTS: GENERAL	37
29.	WRITTEN RESOLUTIONS	38
30.	DISQUALIFICATION OF DIRECTORS	39
31.	PROCEEDINGS OF DIRECTORS	39
32.	EXECUTION OF DOCUMENTS	40
33.	DIVIDENDS	40
34.	NOTICES	40
35.	INDEMNITY AND INSURANCE	41
36.	DATA PROTECTION	41

THE COMPANIES ACT 2006

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

BICYCLE THERAPEUTICS LIMITED

(Adopted by a written resolution passed on 21 December 2018)

1.                                      INTRODUCTION

1.1                               The Regulations contained or incorporated in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 as amended by:

(a)                                 The Companies (Tables A to F) Amendment Regulations 1985;

(b)                                 Schedule 1 to the Companies Act 1985 (Electronic Communications) Order 2000 (SI 2000/3373);

(c)                                  The Companies (Table A to F) (Amendment) Regulations 2007 (SI 2007/2541); and

(d)                                 The Companies (Tables A to F) (Amendment) (No. 2) Regulations 2007 (SI 2007/2826),

(“Table A”) shall apply to the Company, save insofar as they are varied or excluded by, or are inconsistent with, the following Articles.

1.2                               In Regulation 1 of Table A, the words “and in articles of association adopting the same” shall be inserted after the word “regulations” in the last paragraph of that Regulation and the sentence “Any reference to any statutory provision shall be deemed to include a reference to each and every statutory amendment, modification, re-enactment and extension thereof for the time being in force” shall be inserted at the end of that Regulation.

1.3                               In these Articles:

(a)                                 article headings are used for convenience only and shall not affect the construction or interpretation of these Articles;

(b)                                 words denoting the singular include the plural and vice versa and reference to one gender includes the other gender and neuter and vice versa; and

(c)                                  Regulations 8, 29, 30, 31, 54, 62, 76, 77, 82, 94 to 98 (inclusive) 115 and 118 of Table A shall not apply to the Company.

1.4                               In respect of any actions or matters requiring the acceptance, approval, agreement, consent or words having similar effect of an Investor Director under these Articles, if at any time the Investor Director in question has not been appointed or the Investor Director declares in writing to the Company and the person referred to in Articles 25.1 to 25.7 appointing him (his “Appointor”) that he considers that providing (or witholding) such acceptance, approval, agreement or consent gives rise or may give rise to a conflict of interest to his duties as a Director, such action or matter shall require the consent of his Appointor or, in the case of the CIC Director, the CIC Group Representative (acting on behalf of CIC and/or its Permitted Transferees, as the case may be).

2.                                      DEFINITIONS

2.1                               In these Articles the following words and expressions shall have the following meanings:

2006 Act	the Companies Act 2006 (as amended from time to time);

A Ordinary Conversion Rate	the conversion rate of one A Ordinary Share into one Ordinary Share, subject to adjustment in accordance with Article 8.8;

A Ordinary Issue Price	in respect of each A Ordinary Share:

(a) in issue at the Date of Adoption, £10 per A Ordinary Share; and

(b) issued after the Date of Adoption, the price at which the relevant A Ordinary Share is issued including any premium,

subject to the appropriate proportionate adjustment following any Capital Reorganisation;

A Ordinary Shares	the A ordinary shares of £0.01 each in the capital of the Company;

A Ordinary Shareholders	the holders of the A Ordinary Shares;

Acting in Concert	has the meaning given to it in The City Code on Takeovers and Mergers published by the Panel on Takeovers and Mergers (as amended from time to time);

Actions	shall have the meaning given to the term in Article 6.2;

Ahren	Ahren LP, a private fund limited partnership registered in England and Wales whose registered office is at 15 Queens Grove, London, United Kingdom, NW8 6EL;

As Converted Basis

in reference to any calculation or number, means that such calculation shall be made, or number determined, on the basis that each Preferred Share is equivalent to such number of Ordinary Shares as is converted in accordance with the Conversion Rate and, if applicable, adjusted in accordance with Article 8.8;

Associate

in relation to any person means any person who is an associate of that person and the question of whether a person is an associate of another is to be determined in accordance with section 435 of the Insolvency Act 1986 and (whether or not an associate as so determined):

(a) any Member of the Same Group; and

(b) any Member of the Same Fund Group;

Atlas	Atlas Venture Fund VIII, L.P. of 25 First Street, Suite 303, Cambridge MA 02141;

Auditors	the auditors of the Company from time to time;

Available Profits	profits available for distribution within the meaning of section 830 of the 2006 Act;

B Ordinary Conversion Rate	the conversion rate of one B Ordinary Share into one Ordinary Share, subject to adjustment in accordance with Article 8.8;

B Ordinary Issue Price	the B1 Ordinary Issue Price or the B2 Ordinary Issue Price (as applicable);

B Ordinary Shares	the B1 Ordinary Shares and the B2 Ordinary Shares;

B Ordinary Shareholders	the B1 Ordinary Shareholders and the B2 Ordinary Shareholders;

B1 Ordinary Conversion Rate	the conversion rate of one B1 Ordinary Share into one Ordinary Share, subject to adjustment in accordance with Article 8.8;

B1 Ordinary Issue Price	in respect of each B1 Ordinary Share:

(a) in issue prior to the Date of Adoption and held by an Investor (save for Ahren), £11.2278 per Ordinary Share;

(b) in issue prior to the Date of Adoption held by Ahren, £13 per Ordinary Share; and

(c) issued on or after the Date of Adoption, the price at which the relevant B1 Ordinary Share is issued including any premium,

subject to the appropriate proportionate adjustment following any Capital Reorganisation;

B1 Ordinary Shares	the B1 ordinary shares of £0.01 each in the capital of the Company;

B1 Ordinary Shareholders	the holders of the B1 Ordinary Shares;

B2 Ordinary Conversion Rate	the conversion rate of one B2 Ordinary Share into one Ordinary Share, subject to adjustment in accordance with Article 8.8;

B2 Ordinary Issue Price	in respect of each B2 Ordinary Share:

(a) issued on the Date of Adoption, £15.55 per B2 Ordinary Share; and

(b) issued after the Date of Adoption, the price at which the relevant B2 Ordinary Share is issued including any premium,

subject to the appropriate proportionate adjustment following any Capital Reorganisation;

B2 Ordinary Shares	the B2 ordinary shares of £0.01 each in the capital of the Company;

B2 Ordinary Shareholders	the holders of the B2 Ordinary Shares;

Bad Leaver

an Employee whose employment or consultancy is terminated by a Group Company either in circumstances which justify summary dismissal under the relevant service contract or as a result of the breach by the Employee of any Restrictive Covenants in such Employee’s employment or consultancy agreement or any Former Employee who breaches any Restrictive Covenants in such Former Employee’s employment or consultancy agreement

Bad Leaver Date	shall have the meaning given to the term in Article 15.5;

Board	the board of Directors and any committee of the board constituted for the purpose of taking any action or decision contemplated by these Articles;

Bona Fide Offer

an offer made in writing by a bona fide arm’s length purchaser to acquire a specified number of Shares (and/or assets) and which indicates: (i) the type, number and class of Shares (and/or assets) to be purchased, (ii) the price offered, (iii) the other material terms and conditions of the offer, and (iv) the name and address of the offeror and of each person who controls it, provided that such offer may not be subject to any conditions the satisfaction or fulfilment of which is within the control of such third party;

Bonus Shares	shall have the meaning given to the term in Article 5.6;

Business Day	a day on which English clearing banks are ordinarily open for the transaction of normal banking business in the City of London (other than a Saturday or Sunday);

Business Sale

(a) a Subsidiary Share Sale; or (b) the disposition of all or substantially all of the assets or businesses of the Company to a third party (either by way of a sale, licence and/or other transfer), save where any such disposition is effected solely for the purpose of a disposition or demerger of the assets of any Group Company (in whole or in part) to a newly incorporated company which will be owned (as applicable) by the Company or the Shareholders (and if by the Shareholders, in the same proportions and on the same terms as they hold the Shares);

Buyback Agreement	shall have the meaning given to the term in Article 15.6;

Capital Reorganisation	shall mean any of the following:

(a)                                                         issue of Shares fully or partly paid up pursuant to a capitalisation of profits or reserves (including any share premium account or capital redemption reserve) but excluding any Permitted Capitalisation Issue and any Shares that are required to be issued pursuant to any agreement among the Company and Shareholders constituting a Super Preferred Majority;

(b) sub-division or consolidation of Shares;

(c) reduction of capital, or other reduction in the number of Shares in issue from time to time;

(d) redesignation or re-classification of any shares in the capital of the Company;

(e) the redemption or repurchase of any shares in the capital of the Company; or

(f) any other reorganisation of the share capital of the Company,

save where any of the above is effected solely for the purpose of a demerger of the assets of any Group Company (in whole or in part) to a newly incorporated company which will be owned by the Shareholders (in the same proportions, disregarding any Shares held by the Company, as they hold Shares);

CIC	Cambridge Innovation Capital (Jersey) Limited (company number 112629) whose registered office is at Gaspé House, 66-72 Esplanade, St Helier, Jersey, JE2 3QT and its Permitted Transferees;

CIC Director	the Director appointed by CIC and/or its Permitted Transferees pursuant to Article 25.6;

CIC Investors

(i) the CIC Group Companies; and (ii) any company, body corporate, partnership, limited partnership, limited liability partnership, unincorporated association, fund, unit trust, collective investment undertaking, collective investment scheme, co-investment scheme, separate managed account, pooled investment vehicle, investment holding vehicle, parallel vehicle (however configured) of which a CIC Group Company is (a) the investment manager (or an authorised representative of the investment manager) or (b) an investment adviser (or an authorised representative of the investment adviser) or (c) an operator or (d) the general partner or (e) a managing member; and (iii) trustee, nominee or custodian of any of the foregoing;

CIC Group Companies

CIC plc, any company that becomes a Parent Undertaking of CIC plc and the shareholders of which are, at the time of so becoming, substantially the same as the shareholders in CIC plc immediately prior to such time (CIC HoldCo), and each of their respective Subsidiary Undertakings from time to time that are investment vehicles for funds raised by CIC plc or a CIC HoldCo;

CIC Group Representative	whichever of the CIC Group Companies is designated by CIC plc in writing to the Company as the “CIC Group Representative” from time to time;

CIC plc	Cambridge Innovation Capital plc (Company No 08243718) whose registered office is at Hauser Forum, 3 Charles Babbage Road, Cambridge CB3 OGT;

Civil Partner	in relation to a Shareholder, a civil partner (as defined in the Civil Partnerships Act 2004) of the Shareholder;

Commencement Date	the date the relevant Employee first commences his employment or consultancy with any Group Company;

Company	Bicycle Therapeutics Limited (company no. 11036004);

Compulsory Transfer	means any transfer of a Share required under Article 15;

Conditions	shall have the meaning given to the term in Article 8.1;

Controlling Interest	an interest in shares giving to the holder or holders control of the Company within the meaning of section 1124 of the Corporation Tax Act 2010;

Conversion Date	shall have the meaning given to the term in Article 8.1;

Conversion Rate	the A Ordinary Conversion Rate or the B Ordinary Conversion Rate (as applicable);

Date of Adoption	the date on which these Articles were adopted;

Delayed Consideration	shall have the meaning given to the term in Article 5.10;

Director(s)	a director or directors of the Company from time to time;

Effective Termination Date	the date on which the Employee’s employment or consultancy or office with the relevant Group Company terminates;

Employee	an individual who is employed by, seconded to or who provides consultancy services to a Group Company and any Director of any Group Company (excluding Sir Gregory Winter);

Employee Share Plan(s)	the Employee share option or share purchase plan(s) of the Company, the terms of which have been approved by the Investor Directors;

Employee Shares	in relation to an Employee or Former Employee means all Ordinary Shares held by:

(a) the Employee or Former Employee in question; and

(b)                                 by any Permitted Transferee of that Employee or Former Employee other than those Ordinary Shares held by those persons that a Preferred Majority is satisfied were not acquired directly or indirectly from the Employee or Former Employee or by reason of his/her relationship with the Employee or Former Employee;

Employee Trust	a trust, the terms of which are approved by a Preferred Majority, whose beneficiaries are the Employees;

Entitlement Amount	shall have the meaning given to the term in Article 5.10;

Exempt Issuances	shall mean:

(a) Ordinary Shares issued to Employees under any Employee Share Plan or options to subscribe for Ordinary Shares under any Employee Share Plan;

(b) any Shares or securities issued or granted in order for the Company to comply with its obligations under Articles 5.6, 5.8 and 8.7;

(c) any Shares or securities issued in consideration of the acquisition by the Company of any company or business which has been approved in writing by a Preferred Majority;

(d) any Shares or securities which a Preferred Majority has agreed in writing should be issued without complying with the procedure set out in Article 10;

(e)                                  any Shares or securities issued to all Shareholders, pro rata to their existing holdings of Ordinary Shares on an As Converted Basis as a result of a bonus issue of shares which has been approved in writing by a Preferred Majority;

(f) any Shares issued pursuant to the exercise of any Warrant granted by the Company on or before the Date of Adoption;

(g) any shares issued pursuant to a Holding Company Reorganisation;

(h) any Shares or securities issued in connection with a strategic transaction approved by a Preferred Majority; and

(i) any Shares or securities issued on an IPO;

Family Trusts

as regards any particular individual member or deceased or former individual member, trusts (whether arising under a settlement, declaration of trust or other instrument by whomsoever or wheresoever made or under a testamentary disposition or on an intestacy) under which no immediate beneficial interest in any of the shares in question is for the time being vested in any person other than the individual and/or Privileged Relations of that individual; and so that for this purpose a person shall be considered to be beneficially interested in a share if such share or the income thereof is liable to be transferred or paid or applied or appointed to or for the benefit of such person or any voting or other rights attaching thereto are exercisable by or as directed by such person pursuant to the terms of the relevant trusts or in consequence of an exercise of a power or discretion conferred thereby on any person or persons;

Financial Institution	any financial investor registered with the Financial Conduct Authority (or a financial investor registered with the equivalent body or authority in the country of the relevant financial investor’s principal place of business);

Financial Year and Financial Period	an accounting reference period (as defined by the 2006 Act) of the Company;

Former Employee	an Employee whose employment or consultancy or office with any Group Company has terminated;

Founders	Sir Gregory Winter and Dr. Christian Heinis and each a “Founder”;

Founder Director	Sir Gregory Winter or such other director appointed to replace him from time to time;

Fund Manager	a person whose principal business is to make, manage or advise upon investments in securities;

Group

the Company, its Parent Undertaking(s) (if any) and its Subsidiary Undertaking(s) (if any) and any Subsidiary Undertaking(s) of any such Parent Undertaking, from time to time, and “Group Company” shall be construed accordingly;

Holding Company

means a holding company of the Company newly incorporated in any jurisdiction (including, without limitation, in the United States under Delaware law) which has no previous trading history and has resulted from a Holding Company Reorganisation;

Holding Company Reorganisation

means any transaction involving the issue of shares in the capital of a Holding Company to the Shareholders, the object or intent of which is to interpose the Holding Company as the sole owner of the Company prior to an IPO such that immediately subsequent to such transaction:

a)             the number and class of shares comprised in the issued share capital of the Holding Company, the identity of the shareholders of the Holding Company, and the number and class of shares held by each such person is the same as the issued share capital of the Company and the identity of Shareholders and the number and class of Shares held by each such person immediately prior to such transaction (save for the fact that such shares are issued by a different company);

b)             the rights attaching to each class of share comprised in the Holding Company are the same as those rights attaching to the like class of share comprised in the share capital of the Company immediately prior to such transaction (save for the fact that such shares are issued by a different company and/or in a different jurisdiction with attendant differences in company law); and

c)              the constitutional documents of the Holding Company are the same in effect as the articles of association of the Company immediately prior to such acquisition (save for the fact that they apply in respect of a different company, and as to matters and modifications to reflect that the Holding Company may be incorporated in a jurisdiction other than England and Wales);

Independent Director	any Director of the Company appointed pursuant to Article 25.10;

Initial Consideration	shall have the meaning given to the term in Article 5.10;

Institutional Investor	a fund, partnership, body corporate, trust or other person or entity whose principal business is to make investments or a person whose business is to make, manage or advise upon investments for any of the foregoing;

Investor Director	any Director of the Company appointed pursuant to Articles 25.1 to 25.7;

Investor Director Consent	the prior written consent of a majority of Investor Directors appointed from time to time;

IPO

the admission of (or in the case of admission to Nasdaq, the closing of the initial public offering of) all or any of the Shares or securities representing those shares (including without limitation American depositary receipts, American depositary shares and/or other instruments) on Nasdaq or on the Official List of the United Kingdom Listing Authority or on the AIM Market operated by the London Stock Exchange Plc or any other recognised investment exchange (as defined in section 285 of the Financial Services and Markets Act 2000);

Issue Price	shall mean the A Ordinary Issue Price or the B Ordinary Issue Price (as applicable);

ITEPA	Income Tax (Earnings and Pensions) Act 2003;

Leaver’s Percentage

in relation to and for the purposes of determining the number of Employee Shares that are required (pursuant to Article 15.5) to be compulsorily transferred to the Company as a result of an Employee ceasing to be an Employee, the percentage (rounded up to two decimal places), shall be:

(a)                                 in accordance with the applicable vesting schedule set out in any Share Subscription Agreement or employment or consultancy agreement entered into between the Employee and any Group Company such that the Leaver’s Percentage shall constitute any unvested shares pursuant to the applicable agreement on the Effective Termination Date, provided that if an Employee is a Bad Leaver, the Leaver’s Percentage of any Employee Shares shall be 100% of the Employee Shares held by such Employee on the Effective Termination Date, and

(b)                                 in respect of Employees whose shares are not subject to further vesting, including Shares acquired upon exercise of options granted under any Employee Share Plan, and Former Employees who in each case are Bad Leavers, either 100% of the Employee Shares held by such Employee on the Effective Termination Date or 100% of the Employee Shares held by such Former Employee at the time of the breach of such Former Employee’s Restrictive Covenants (as the case may be);

Liquidation Event or Liquidation	shall mean any of the following events:

(a) the liquidation or winding up of the Company; or

(b) dissolution of the Company for reasons other than those falling under the definition of Sale;

Longwood	Longwood Fund IV, L.P. of 800 Boylston Suite 1555, Boston, Massachusetts, 02199, USA;

a Member of the Same Fund Group	if the Shareholder is a fund, partnership, company, syndicate or other entity whose business is managed by a Fund Manager (an “Investment Fund”) or a nominee of that Investment Fund or Fund Manager:

(a) any participant or partner in or member of any such Investment Fund or the holders of any unit trust which is a participant or partner in or member of any Investment Fund;

(b) any fund managed or advised by such Investment Fund’s Fund Manager; or

(c) any Parent Undertaking or Subsidiary Undertaking of such Fund Manager, or any Subsidiary Undertaking of any Parent Undertaking of such Fund Manager; or

(d) any trustee, nominee or custodian of such Investment Fund and vice versa;

a Member of the Same Group	as regards any company, a company which is from time to time a Parent Undertaking or a Subsidiary Undertaking of that company or a Subsidiary Undertaking of any such Parent Undertaking;

Minor Sale	the disposition of any asset(s) or any business(es) of the Company to a third party (either by way of a sale, licence and/or other transfer) which would not otherwise constitute a Business Sale;

Minor Sale Proceeds	shall have the meaning given to the term in Article 5.4(b);

Nasdaq	the Nasdaq National Stock Market of the Nasdaq Stock Market Inc.;

New Securities	any shares (or other securities convertible into, or carrying the right to subscribe for, shares) issued by the Company after the Date of Adoption other than Exempt Issuances;

Non-Cash Consideration	shall have the meaning given to the term in Article 5.9;

Novartis	Novartis Bioventures Ltd. of Lichtstrasse 35, 4056 Basel, Switzerland;

Ordinary Shareholders	the holders from time to time of the Ordinary Shares;

Ordinary Shares	the ordinary shares of £0.01 each in the capital of the Company;

Original Shareholder	shall have the meaning given to the term in Article 13.1;

Permitted Capitalisation Issue

an issue of Shares by the Company credited as fully paid up as to nominal value from any share premium account of the Company (or otherwise lawfully paid up from a capitalisation of profits or reserves (including any capital redemption reserve)) made pursuant to Article 5;

Permitted Transfer	a transfer of Shares in accordance with Article 13;

Permitted Transferee	shall mean any of the following:

(a) in relation to a Shareholder who is an individual, any of his Privileged Relations or Trustees;

(b) in relation to a Shareholder which is an undertaking (as defined in section 1161 of the 2006 Act), any Member of the Same Group;

(c) in relation to a Shareholder which is an Investment Fund, any Member of the Same Fund Group;

(d) in relation to a Preferred Shareholder:

i. to any Member of the Same Group;

ii. to any Member of the Same Fund Group;

iii. subject to Investor Director Consent, to any other Preferred

Shareholder;

iv. subject to Investor Director Consent, to any Financial Institution or Institutional Investor;

v. to any bare nominee of such Preferred Shareholder; or

vi. subject to Investor Director Consent, to any general or limited partners of a Preferred Shareholder or to shareholders operating as a limited partnership or similar;

(e) in relation to UKRI, any successor body of UKRI which takes over all or substantially all of the business and functions of UKRI;

(f) in relation to EPFL, any entity which is controlled by EPFL and which takes over EPFL activities in connection with equity holdings management; and

(g) in relation to CIC or a CIC Investor:

vii. to any Member of the same Group;

viii. to any Member of the same Fund Group; and

ix. any other CIC Investor;

Preferred Majority	the Preferred Shareholders holding more than fifty percent (50%) of the number of Ordinary Shares held by Preferred Shareholders on an As Converted Basis;

Preferred Shareholders	the B Ordinary Shareholders and/or the A Ordinary Shareholders as the context requires;

Preferred Shares	the B Ordinary Shares and/or the A Ordinary Shares as the context requires;

Priority Rights	the rights of Shareholders to purchase Shares contained in a Transfer Notice in the priority stipulated in Article 14.6;

Privileged Relation

in relation to a Shareholder who is an individual member or deceased or former member means a spouse, Civil Partner, child or grandchild (including step or adopted or illegitimate child and their issue);

Proceeds	shall have the meaning given to the term in Article 5.6;

Proceeds of Sale

the consideration payable (including any deferred consideration) whether in cash or otherwise to those Shareholders selling Shares under a Share Sale or to the Company selling shares in any Subsidiary under a Subsidiary Share Sale, in each case net of any transaction costs;

Proposed Exit	shall have the meaning given to the term in Article 6.2;

Proposed Purchaser	a proposed purchaser who at the relevant time has made an offer on arm’s length terms;

Proposed Seller	any person proposing to transfer any shares in the capital of the Company;

Qualified IPO

the admission of (or in the case of admission to Nasdaq, the closing of the initial public offering of) all the Shares or securities representing those shares (including without limitation American depositary receipts, American depositary shares and/or other instruments) on Nasdaq, or on the Official List of the United Kingdom Listing Authority, the AIM Market or any other recognised investment exchange at a per share public offering price of not less than two times the B2 Ordinary Issue Price (as at the date of Adoption)

for a total offering size of not less than £50 million;

Qualifying Company	shall have the meaning given to the term in Article 13.7;

Qualifying Issue	shall have the meaning given to the term in Article 8.8;

Restrictive Covenants	obligations in respect of confidentiality, intellectual property, non-solicitation, non-dealing, non-poaching and/or non-competition;

Restricted Member	shall have the meaning given to the term in Article 15.8;

Sale Shares	shall have the meaning given to the term in Article 14.2(a);

Sale or Sale Event	shall mean any of the following:

(a) a Business Sale, unless deemed not to be a Sale Event by a Preferred Majority; or

(b) a Share Sale,

(each of the foregoing being referred to individually as a “Sale Event”);

Seller	shall have the meaning given to the term in Article 14.2;

Shareholder	any holder of any Shares;

Shares	the Ordinary Shares, the A Ordinary Shares and B Ordinary Shares from time to time;

Share Sale

a sale or other transfer of the whole or any part of the issued share capital of the Company on arm’s length terms to any person (or any merger or scheme of arrangement resulting in any persons holding Shares) and resulting in that person together with all persons (if any) acting in concert (within the meaning given in the City Code on Takeovers and Mergers) with such person together holding a Controlling Interest in the Company;

Share Subscription Agreement	any agreement between the Company and an Employee relating to the subscription and vesting of the Employee Shares;

S.R. One	S.R. One, Limited of Corporation Service Company, 2595 Interstate Drive, Suite 103, Harrisburg, PA 17110, USA;

Subsidiary, Subsidiary Undertaking and Parent Undertaking	shall have the meanings given to the terms in the 2006 Act;

Subsidiary Share Sale

a sale or other transfer of the whole or any part of the issued share capital of a Subsidiary by the Company on arm’s length terms to any person which is not a member of the Group (or any merger or scheme of arrangement resulting in any such persons holding shares) and resulting in that person together with all persons (if any) acting in concert (within the meaning given in the City Code on Takeovers and Mergers) with such person together holding a Controlling Interest in the Subsidiary;

Super Preferred Majority	the Preferred Shareholders holding more than seventy seven percent (77%) of the number of Ordinary Shares held by Preferred Shareholders on an As Converted Basis;

Surplus Assets	the surplus assets of the Company remaining after the payment (or other satisfaction) of its liabilities;

SVLSA	SV Life Sciences Fund V Strategic Partners, L.P. and/or SV Life Sciences

Fund V, L.P. of One Boston Place, Suite 3900, Boston, MA 02118 USA;

Trust Account	shall have the meaning given to the term in Article 5.11;

Transfer Notice	shall have the meaning given to the term in Article 15.5;

Transfer Price	shall have the meaning given to the term in Article 14.2(c);

Trustees	in relation to a Shareholder means the trustee or the trustees of a Family Trust;

Tybourne

Aquila Investments IV, a limited liability company incorporated under the laws of the Cayman Islands with company number 320149 whose registered office is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands;

UKRI	United Kingdom Research and Innovation of Polaris House, North Star Avenue, Swindon, SW2;

Vertex	Vertex Global HC Fund I Pte. Ltd. of 250 North Bridge Road, #11-01 Raffles City Tower, Singapore 179101; and

Warrants

the warrants to subscribe for A Ordinary Shares or B1 Ordinary Shares granted by the Company on or prior to the date of Adoption pursuant to any warrant instrument (as may be amended from time to time in accordance with its terms) entered into by the Company.

3.                                      SHARE CAPITAL

3.1                               In these Articles, unless the context requires otherwise, references to shares of a particular class shall include shares created and/or issued on or after the Date of Adoption and ranking pari passu in all respects (or in all respects except only as to the date from which those shares rank for dividend) with the shares of the relevant class then in issue.

3.2                               Except as otherwise provided in these Articles, the B2 Ordinary Shares, the B1 Ordinary Shares, the A Ordinary Shares and the Ordinary Shares shall rank pari passu in all respects but shall constitute separate classes of shares.

4.                                      DIVIDENDS

4.1                               In respect of any Financial Year, the Available Profits of the Company will be applied as set out in this Article 4.

4.2                               The Preferred Shares shall rank pari passu in all respects as to dividends with the Ordinary Shares on an As Converted Basis. No dividend shall be declared or paid on the Ordinary Shares without a like dividend being declared or paid, as the case may be, on the Preferred Shares on an As Converted Basis.

4.3                               Every dividend shall be distributed to the appropriate shareholders pro rata according to the numbers of shares held by them respectively and shall accrue on a daily basis assuming a 365 day year. All dividends are expressed net and shall be paid in cash.

4.4                               If the Company is unable to pay in full on the due date any dividend by reason of having insufficient Available Profits then it will on that date pay it to the extent that it is then lawfully able to do so.

4.5                               The Company will procure that the profits of any other Group Company available for distribution will be paid by way of dividend to the Company (or, as the case may be, the relevant Group Company that is its immediate holding company or Parent Undertaking) if and to the extent that dividends are necessary to permit lawful and prompt payment by the Company of the shareholder dividends.

4.6                               Subject to the 2006 Act, these Articles and Investor Director Consent, the Board may pay interim dividends if justified by the Available Profits in respect of the relevant period.

5.                                      DISTRIBUTIONS FOLLOWING A LIQUIDATION OR SALE EVENT

5.1                               On a Liquidation or Sale Event, the Surplus Assets (in the case of a Liquidation or a Business Sale which is not a Subsidiary Share Sale) or the Proceeds of Sale (in the case of a Share Sale or a Subsidiary Share Sale) shall be applied amongst, and distributed to, the Shareholders in the following order of priority (to the extent that the Company is lawfully permitted to do so):

(a)                                 first in paying to each of the B2 Ordinary Shareholders, in priority to any other classes of Shares, an amount per B2 Ordinary Share held equal to the B2 Ordinary Issue Price plus accrued and unpaid dividends (provided that if there are insufficient Surplus Assets or Proceeds of Sale (as applicable) to pay the amounts required, the remaining Surplus Assets or Proceeds of Sale (as applicable) shall be distributed to the B2 Ordinary Shareholders pro rata to the aggregate B2 Ordinary Issue Price applicable to their respective holdings of B2 Ordinary Shares;

(b)                                 second in paying to each of the B1 Ordinary Shareholders, in priority to the A Ordinary Shares, an amount per B1 Ordinary Share held equal to the B1 Ordinary Issue Price plus accrued and unpaid dividends (provided that if there are insufficient Surplus Assets or Proceeds of Sale (as applicable) to pay the amounts required, the remaining Surplus Assets or Proceeds of Sale (as applicable) shall be distributed to the B1 Ordinary Shareholders pro rata to the aggregate B1 Ordinary Issue Price applicable to their respective holdings of B1 Ordinary Shares);

(c)                                  third in paying to each of the A Ordinary Shareholders, in priority to the Ordinary Shares, an amount per A Ordinary Share held equal to the A Ordinary Issue Price plus accrued and unpaid dividends (provided that if there are insufficient Surplus Assets or Proceeds of Sale (as applicable) to pay the amounts required, the remaining Surplus Assets or Proceeds of Sale (as applicable) shall be distributed to the A Ordinary Shareholders pro rata to the aggregate A Ordinary Issue Price applicable to their respective holdings of A Ordinary Shares); and

(d)                                 the balance of the Surplus Assets or the Proceeds of Sale (as applicable) (if any) shall be distributed among the holders of Shares pro rata on an As Converted Basis (as if the Shares constituted one and the same class) to the number of Shares held.

5.2                               Article 5.3 applies if:

(a)                                 the exercise period for any Warrants has commenced but not expired; and

(b)                                 any rights to exercise such Warrants remain exercisable but unexercised and the Warrants remain exercisable immediately before the application of Article 5.1 in accordance with the terms of any such Warrants.

5.3                               If this Articles 5.3 applies, each holder of such Warrants shall, for the purposes of ascertaining its rights under Article 5.1, be treated as if it had, immediately before the application of Article 5.1, fully exercised its outstanding rights to exercise such Warrants and subscribe for the relevant Shares, after deducting a sum equal to the subscription price that would have been payable for the relevant Shares (but nothing in this Article 5.3 shall require a holder of Warrants to make any payment to the Company or any other person).

5.4                               As soon as practicable after the receipt of consideration payable to the Company in respect of:

(a)                                 a Business Sale; or

(b)                                 a Minor Sale, following which the Board has determined that the relevant proceeds are to be distributed to Shareholders (“Minor Sale Proceeds”),

the Company shall distribute the Surplus Assets, the Proceeds of Sale from a Subsidiary Share Sale or the Minor Sale Proceeds, as applicable, to the Shareholders by means of a dividend or other distribution in accordance with the order of priorities set out in Article 5.1. For the purposes of effecting such distribution, the Board shall have authority to procure the liquidation of the Company or to distribute the Surplus Assets, the Proceeds of Sale from a Subsidiary Share Sale or the Minor Sale Proceeds to the Shareholders by way of dividend or otherwise. The provisions of this Article shall prevail over all other provisions of these Articles.

5.5                               The total amount of the applicable Issue Price payable to the B Ordinary Shareholders (pursuant to Article 5.1(a) and Article 5.1(b)) and the A Ordinary Shareholders (pursuant to Article 5.1(c)) shall be payable once, however such amounts may be satisfied in any number of payments. Accordingly, if distributions are made pursuant to Article 5.1 on more than one occasion, each such distribution shall take into account all previous distributions made pursuant to Article 5.1, on a cumulative basis.

5.6                               On an IPO other than a Qualified IPO, the Company shall issue to each holder for the time being of Preferred Shares, such number (if any) of Ordinary Shares (the “Bonus Shares”) so that the proportion of the Ordinary Shares held by that Preferred Shareholder on an As Converted Basis (following the issue of such Ordinary Shares) as against the total issued share capital of the Company, equals the proportion of the proceeds that such Preferred Shareholder would have been entitled to receive on a Liquidation or Sale Event pursuant to Article 5.1 (the “Proceeds”). For the purposes of this Article, the Proceeds shall be calculated by multiplying the total number of Ordinary Shares in issue immediately after the IPO (but excluding the Bonus Shares issued pursuant to this Article and any shares issued in return for new monies raised pursuant to such IPO) by the price per Ordinary Share issued by the Company pursuant to such IPO.

5.7                               The Bonus Shares issued pursuant to Article 5.6 shall be paid up by the automatic capitalisation of any amount standing to the credit of the share premium account or any other available reserve of the Company as determined by the Directors, and such Bonus Shares shall be issued at their nominal value fully paid. Such capitalisation shall not require any action on the part of the Shareholders, and the Directors shall allot the Bonus Shares arising on such capitalisation to the Preferred Shareholders in accordance with this Article. To the extent that there is insufficient share capital to effect the said issue, the Directors shall procure (so far as they are able) that the Company’s share capital is increased to the extent necessary to permit the issue required and all Shareholders shall vote in favour of the necessary resolutions to effect such increase.

5.8                               To the extent that there are insufficient distributable reserves to effect the issue of Bonus Shares as set out above, such issue of Bonus Shares shall be subscribed for by the Preferred Shareholders paid up to their nominal value.

5.9                               If the Surplus Assets, the Proceeds of Sale or the Minor Sale Proceeds include any non-cash consideration (the “Non-Cash Consideration”) then, for the purposes of Articles 5.1 and 5.4 such Non-Cash Consideration shall be deemed to have a cash value equal to such amount as the Auditors (acting as experts and not as arbitrators) may, at the cost of the Company, determine (in their opinion) represents a reasonable estimation of the market value of such Non-Cash Consideration as at the date of such Business Sale, Minor Sale or Share Sale (as the case may be), taking into account such matters, facts and circumstances as the Auditors (in their sole discretion) consider reasonable. In the absence of fraud or manifest error, such determination of the Auditors shall be final and binding on all Shareholders.

5.10                        If the Surplus Assets or Proceeds of Sale or Minor Sale Proceeds include any deferred and/or contingent consideration, including any consideration held in an escrow account for the purpose of satisfying claims by the buyer in connection with a Business Sale or a Share Sale or a Minor Sale, (the “Delayed Consideration”) (and after having determined the deemed value of such Delayed Consideration in accordance with Article 5.9 if such consideration is also Non-Cash Consideration) then for the purposes of Articles 5.1 and 5.4, the potential value of any Delayed Consideration shall be excluded for the purposes of calculating any initial distribution to be made in consequence of such Business Sale or Share Sale or Minor Sale (as the case may be) and only such of the Surplus Assets or Proceeds of Sale or Minor Sale Proceeds which are not Delayed Consideration (the “Initial Consideration”) shall then be distributed in accordance with Articles 5.1 and 5.4. Subsequent distributions pursuant to Articles 5.1 and 5.4 shall be made as Surplus Assets or Proceeds of Sale or Minor Sale Proceeds become available and as at the time of each distribution of the Delayed Consideration the entitlement of each Shareholder in accordance with Articles 5.1 and 5.4 (including the amounts previously distributed plus the Delayed Consideration to be then distributed) (the “Entitlement Amount”) shall be recalculated and distributed so as to make good any shortfall between the Initial Consideration previously distributed and the Entitlement Amount of each Shareholder. Notwithstanding the foregoing provisions, no Shareholder shall be required to repay or otherwise relinquish any amount previously distributed to them (unless expressly agreed by such Shareholder) in the event that its Entitlement Amount as so calculated is less than the amount of any prior distribution of Surplus Assets or Proceeds of Sale or Minor Sale Proceeds actually made to it under Articles 5.1 and 5.4.

5.11                        In the event of a Share Sale then, notwithstanding anything to the contrary in the terms and conditions governing such Share Sale or otherwise, the Company may (and shall, if required to do so by a Preferred Majority) establish a designated trust account in the name of such person as the Company (with the approval of a Preferred Majority) may determine to be a suitable person to act as trustee (the “Trust Account”). The Proceeds of Sale shall be paid into such Trust Account and thereafter distributed in accordance with the order of priority set out in Article 5.1 (subject to the further provisions of Articles 5.5 to 5.10) and each Shareholder shall be bound, and is hereby deemed, to direct that his entitlement shall be paid into the Trust Account pending distribution in accordance with Article 5.1.

5.12                        Regulation 117 of Table A shall be subject to the provisions of this Article 5;

6.                                      SALE PROVISIONS

6.1                               On a Sale Event, the Directors shall not register any transfer of Shares if the Proceeds of Sale are not distributed in accordance with Article 5 save in respect of any Shares not sold in connection with that Sale Event, provided that if the Proceeds of Sale are not settled in their entirety upon completion of the Sale Event:

(a)                                 the Directors shall not be prohibited from registering the transfer of the relevant Shares so long as the Proceeds of Sale that are settled have been distributed in the order of priority set out in Article 5; and

(b)                                 the Shareholders shall take any action required by a Preferred Majority to ensure that the Proceeds of Sale in their entirety are distributed in the order of priority set out in Article 5.

6.2                               Upon the occurrence of a Sale Event approved by the Board and approved under these Articles or following the approval of a Super Preferred Majority (the “Proposed Exit”), each Shareholder shall consent to, vote for, raise no objections to and waive any applicable rights (except any rights expressly provided for in these Articles or any agreement between the Company that Shareholder) in connection with the Proposed Exit (the “Actions”). The Shareholders shall be required to take all Actions with respect to the Proposed Exit as are reasonably required by the Board to facilitate the Proposed Exit. If any Shareholder fails to comply with the provisions of this Article, the Company shall be constituted the agent of each defaulting Shareholder for taking such Actions as are necessary to effect the Proposed Exit and the Directors may authorise an officer or member to execute and deliver on behalf of such defaulting Shareholder the necessary documents and the Company may receive any purchase money due to the defaulting Shareholder on trust for each of the defaulting

Shareholders. Notwithstanding the provisions of this Article 6.2, no Preferred Shareholder may be required in connection with any Proposed Exit to:

(a)                                 enter into any undertakings or covenants (including any non-competition, non-solicitation, no-hire or any other restrictive covenants);

(b)                                 give any representations or warranties, or provide any indemnities, save for representations or warranties (to be given severally, and not jointly or jointly and severally) in respect of the following:

(i)                                     that such Preferred Shareholder has the authority to transfer its Shares, is the legal and beneficial owner of its Shares and has good and valid title to its Shares, free and clear of any and all encumbrances; or

(ii)                                  to the extent securities are offered, in whole or in part, as consideration to such Preferred Shareholder, such customary warranties and/or representations as may be required under any applicable laws or by any applicable regulatory authority so as to ensure that those securities may lawfully be offered and issued to the Preferred Shareholder.

7.                                      VOTES IN GENERAL MEETING

7.1                               The B Ordinary Shares shall confer on each B Ordinary Shareholder the right to receive notice of and to attend, speak and vote at all general meetings of the Company.

7.2                               The A Ordinary Shares shall confer on each A Ordinary Shareholder the right to receive notice of and to attend, speak and vote at all general meetings of the Company.

7.3                               The Ordinary Shares shall confer on each Ordinary Shareholder the right to receive notice of and to attend, speak and vote at all general meetings of the Company.

7.4                               Where the Shares confer a right to vote, on a show of hands each Shareholder who (being an individual) is present in person or by proxy or (being a corporation) is present by a duly authorised representative or by proxy shall have one (1) vote and on a poll each such Shareholder so present shall have:

(a)                                 one (1) vote for each Ordinary Share held by him; and

(b)                                 in the case of any Preferred Shareholder, one (1) vote per Ordinary Share such Preferred Shareholder would hold on an As Converted Basis.

7.5                               The Preferred Shareholders will vote together with the Ordinary Shareholders and not as a separate class except as specifically provided herein or otherwise required by law.

8.                                      CONVERSION OF PREFERRED SHARES

8.1                               Each Preferred Shareholder shall be entitled, by notice in writing to the Company, to require conversion into Ordinary Shares of all of the Preferred Shares held by it at the Conversion Rate at any time and those Preferred Shares shall convert at the Conversion Rate into Ordinary Shares automatically on the date the Preferred Shareholder (the “Conversion Date”) gives such notice. The holder may in such notice, state that conversion of its Preferred Shares into Ordinary Shares is conditional upon the occurrence of particular events (the “Conditions”).

8.2                               All of the Preferred Shares shall automatically convert at the Conversion Rate into Ordinary Shares immediately:

(a)                                 prior to occurrence of a Qualified IPO; and

(b)                                 at the election of a Super Preferred Majority.

8.3                               In the case of:

(a)                                 Article 8.1, no later than five (5) Business Days after the Conversion Date;

(b)                                 Article 8.2(a), at least five (5) Business Days prior to the occurrence of the Qualified IPO; and

(c)                                  Article 8.2(b), no later than five (5) Business Days following the election of a Super Preferred Majority,

each Preferred Shareholder shall deliver the certificate (or an indemnity in a form reasonably satisfactory to the Board in respect of any lost certificate(s)) in respect of the Preferred Shares being converted to the Company at its registered office at that time.

8.4                               Where conversion is mandatory on the occurrence of a Qualified IPO, that conversion will be effective only immediately prior to such Qualified IPO (and Conversion Date shall be construed accordingly) and if such Qualified IPO does not become effective or does not take place, such conversion shall be deemed not to have occurred. In the event of a conversion under Article 8.1, if the Conditions have not been satisfied or waived by the relevant Shareholder by the Conversion Date such conversion shall be deemed not to have occurred.

8.5                               Subject to Article 8.7, on the Conversion Date, the relevant Preferred Shares shall without further authority than is contained in these Articles stand converted into Ordinary Shares at the relevant Conversion Rate and the Ordinary Shares resulting from that conversion shall in all other respects rank pari passu with the existing issued Ordinary Shares.

8.6                               Subject to Article 8.7, the Company shall on the Conversion Date enter the Preferred Shareholder into the register of members of the Company as the holder of the appropriate number of Ordinary Shares and, subject to the relevant holder delivering its certificate(s) (or indemnity) in respect of the Preferred Shares it held in accordance with this Article 8, the Company shall within ten (10) Business Days of the Conversion Date forward to such Preferred Shareholder by post to his address shown in the register of members, free of charge, a definitive certificate for the appropriate number of fully paid Ordinary Shares.

8.7                               If the number of Ordinary Shares resulting from the conversion of any Preferred Shares held by a Preferred Shareholder is greater than the number of the Preferred Shares being converted, the Company shall issue to the Preferred Shareholder such number of Ordinary Shares (fully paid as to their nominal value) as is equal to the excess. To the extent that the Company lacks, and is unable lawfully to create, sufficient distributable reserves to effect such an issue of fully paid Ordinary Shares, the Preferred Shareholder shall be entitled to subscribe for the relevant Ordinary Shares at nominal value together with such additional number of Ordinary Shares (at nominal value) as is necessary to compensate that Preferred Shareholder for the subscription price paid.

8.8                               Notwithstanding any other provision of these Articles, if the Company issues any New Securities without consideration or for a consideration per share less than the Issue Price of any Preferred Share (a “Qualifying Issue”), then the Conversion Rate applicable to such Preferred Share immediately prior to such Qualifying Issue shall be adjusted such that the Conversion Rate in respect of such Preferred Share immediately following such Qualifying Issue (“X”) shall be the product of the following formula:

and for the purpose of this Article:

OSP                                 is the Issue Price divided by the Conversion Rate of such Preferred Share immediately before the Qualifying Issue.

ESC                                 is the total number of shares in the Company’s equity share capital (as defined by the 2006 Act) that would be in issue on the date of conversion if all Shares the subject of all options, warrants, conversion rights (taking into account the then applicable Conversion Rate for the Preferred Shares) and all other rights of any person to acquire Shares granted by the Company prior to the Qualifying Issue had been exercised and the Shares the subject of such rights had been issued (but excluding any shares issued pursuant to the Qualifying Issue).

ASP                                  is the average subscription price per New Security issued on the Qualifying Issue calculated by dividing the aggregate of amounts paid or to be paid in respect of the New Securities issued pursuant to the Qualifying Issue by the total number of New Securities issued pursuant to the Qualifying Issue.

NSC                                 is the total number of shares issued pursuant to the Qualifying Issue.

8.9                               For the avoidance of doubt, when a Preferred Shareholder holds Preferred Shares which have been issued at different Issue Prices, the adjustment to the Conversion Rate set out in Article 8.8 shall be applied separately to all of the Preferred Shares that have been issued at a particular Issue Price.

8.10                        For the purposes of Article 8.8, the consideration received by the Company for the issue of New Securities shall be computed as follows:

(a)                                 insofar as it consists in whole or in part of cash, the aggregate of the cash received by the Company for the issue of such New Securities; and

(b)                                 insofar as it consists in whole or in part of property other than cash, the fair market value thereof at the time of such issue, as determined in good faith by the Board provided that if the holders of a majority of the relevant class of Preference Shares issued at the same Issue Price in whose favour the Conversion Rate is being adjusted pursuant to Article 8.8 disagree with such valuation the fair market value shall be determined by an umpire chosen by such holders of a majority of the relevant class of Preference Shares issued at the same Issue Price in whose favour the Conversion Rate is being adjusted pursuant to Article 8.8 and the Board and if they cannot agree on an umpire then on the application of any such Preferred Shareholder(s) by the President of the Institute of Chartered Accountants in England and Wales (and such umpire shall act as an expert and not as an arbitrator, his decision shall be final and binding save in the case of manifest error and his costs shall be met by the Company).

8.11                        In the event that a Capital Reorganisation takes place whilst any Preferred Shares remain unconverted, the Auditors (acting as experts and not as arbitrators) shall determine whether it is necessary to adjust the Conversion Rate in respect of all those Preferred Shares to ensure that no Preferred Shareholder is in a worse position as a result of that Capital Reorganisation than he or it was in prior to that Capital Reorganisation taking place and, if so determined, the Conversion Rate shall be proportionately adjusted in such manner as is determined by the Auditors (acting as experts and not as arbitrators) to be fair and reasonable so as to achieve that objective. The Auditor’s fees and expenses shall be paid by the Company.

8.12                        If any Preferred Shareholder becomes entitled to a fraction of an Ordinary Share pursuant to any conversion of Preferred Shares under this Article 8, then his or its entitlement to Ordinary Shares on such conversion shall be rounded down to the nearest whole number.

9.                                      VARIATION OF RIGHTS

Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any such class may only be varied or abrogated (either whilst the Company is a going concern or during or in contemplation of a winding-up) with the consent in writing of the holders of more than seventy five percent (75%) in nominal value of the issued shares of that class save that the rights (for the avoidance of doubt this will include class rights and any other rights) attaching to any class of Preferred Shares may only be varied or abrogated with the approval of A Ordinary Shareholders (where the rights of the A Ordinary Shareholders are being varied or abrogated) or B1 Ordinary Shareholders (where the rights of the B1 Ordinary Shareholders are being varied or abrogated) or B2 Ordinary Shareholders (where the rights of the B2 Ordinary Shareholders are being varied or abrogated), as applicable, holding more than seventy five percent (75%) of such number of Ordinary Shares considered to be held by such Shareholders of that class of Shares on an As Converted basis (by nominal value), where at least twenty five percent (25%) of the A Ordinary Shares (where the rights of the A Ordinary Shareholders are being varied or abrogated) or B1 Ordinary Shares (where the right of the B1 Ordinary Shareholders are being varied or abrogated) or B2 Ordinary Shares (where the rights of the B2 Ordinary Shareholders are being varied or abrogated) issued on or around the Date of Adoption remain in issue as at the date of such variation or abrogation.

10.                               ALLOTMENT OF NEW SHARES OR OTHER SECURITIES: PRE-EMPTION

10.1                        In accordance with section 567(1) of the 2006 Act, sections 561(1) and 562(1) to (5) (inclusive) of the 2006 Act do not apply to an allotment of equity securities made by the Company.

10.2                        Unless otherwise agreed in writing by a Preferred Majority, if the Company proposes to allot any New Securities those New Securities shall not be allotted to any person unless the Company has in the first instance offered them to all the Preferred Shareholders, on the same terms and at the same price as those New Securities are being offered to other persons on a pari passu and pro rata basis to the number of Ordinary Shares held by the Preferred Shareholders on an As Converted Basis (as nearly as may be without involving fractions). Any Preferred Shareholder may elect for a Member of the Same Fund Group or a Member of the Same Group to take up some or all of such offer on such Preferred Shareholder’s behalf and subscribe for some or all of the relevant Preferred Shareholder’s pro rata proportion in accordance with this Article.

10.3                        The offer:

(a)                                 shall be in writing, give details of the number and subscription price of the New Securities; and

(b)                                 must be open for acceptance for a period of at least fifteen (15) Business Days; and

(c)                                  shall stipulate that any Preferred Shareholder (or a Member of the Same Fund Group or a Member of the Same Group (as appropriate)) who wishes to subscribe for a number of New Securities in excess of the proportion to which each is entitled shall in their acceptance state the number of excess New Securities (the “Excess Securities”) for which they wish to subscribe.

10.4                        Any New Securities not accepted by the Preferred Shareholders pursuant to the offer made to them in accordance with Article 10.2 shall be used for satisfying any requests for Excess Securities made pursuant to Article 10.2 and in the event that there are insufficient Excess Securities to satisfy such requests, the Excess Securities shall be allotted to the applicants on a pro rata basis to the number of Ordinary Shares held by the applicants on an As Converted Basis immediately prior to the offer made to Preferred Shareholders in accordance with Article 10.2 (as nearly as may be without involving fractions or increasing the number allotted to any Shareholder beyond that applied for by him) and this process shall be repeated until all Excess Securities have been allotted or all requests for Excess Securities have been satisfied (whichever occurs sooner).

10.5                        Any Excess Securities remaining after the application of Article 10.4 shall be offered, subject to Article 10.8, to any other person as the Directors may determine, on no more favourable terms (including as to price) as the offer to the Preferred Shareholders.

10.6                        Subject to Articles 10.2, 10.3, 10.4 and 10.5 and to the provisions of section 551 of the 2006 Act, any New Securities shall be at the disposal of the Board who may allot, grant options over or otherwise dispose of them to any person at those times and generally on the terms and conditions they think proper, provided that the allotment to that person must be approved in writing by a Preferred Majority.

10.7                        No Shares shall be allotted to any Employee, Director, prospective employee or director unless such person has entered into a joint section 431 ITEPA election with the Company.

10.8                        In the event that a Preferred Majority consents to Shares being issued other than in accordance with Article 10.2 above, then such consent shall only be given in respect of Shares issued to persons who are not Investors (or any Member of the Same Fund Group or a Member of the Same Group) or Permitted Transferees of the Investors. Should the Company offer any Investor (or any Member of the Same Fund Group or a Member of the Same Group) or Permitted Transferee of any Investor the right to subscribe for any such Shares, then such offer must be extended to all the Investors in accordance with this Article 10 in respect of those Shares offered to such Investor (or any Member of the Same Fund Group or a Member of the Same Group) or Permitted Transferee.

10.9                        Any New Securities offered under this Article 10 to CIC and/or a CIC Investor may be (with the prior approval of CIC and/or such CIC Investor (as applicable)) accepted in full or part by:

(a)                                 a Member of the same Fund Group; or

(b)                                 a Member of the same Group; or

(c)                                  in the case of a CIC Investor, any other CIC Investor,

in each case in accordance with the terms of this Article 10.

11.                               LIEN

The Company shall have a first and paramount lien on every Share not fully paid for all and any indebtedness of any holder of it to the Company (whether a sole holder or one of two or more joint holders), whether or not that indebtedness or liability is in respect of the Shares concerned and whether or not it is presently payable.

12.                               TRANSFERS OF SHARES — GENERAL

12.1                        In Articles 12 to 17 inclusive, reference to the transfer of a Share includes the transfer or assignment of a beneficial or other interest in that Share or the creation of a trust or encumbrance over that Share and reference to a Share includes a beneficial or other interest in a Share.

12.2                        No Share may be transferred unless the transfer is made in accordance with these Articles.

12.3                        If a Shareholder transfers or purports to transfer a Share otherwise than in accordance with these Articles he will be deemed immediately to have served a Transfer Notice in respect of all Shares held by him.

12.4                        Any transfer of a Share by way of sale which is required to be made under Articles 14 to 18 (inclusive) will be deemed to include a warranty that the transferor sells with full title guarantee.

12.5                        Unless express provision is made in these Articles to the contrary, and until a Sale or an IPO, no Ordinary Shares shall be transferred without the consent of a Preferred Majority.

12.6                        In addition to the provisions of Regulation 24 of Table A, the Directors may refuse to register a transfer if:

(a)                                 it is a transfer of a share to a bankrupt, a minor or a person of unsound mind; or

(b)                                 the transfer is to an Employee, Director or prospective employee or director and such person has not entered in a joint section 431 ITEPA election with the Company,

and Regulation 24 of Table A shall be modified accordingly.

12.7                        The Directors may, as a condition to the registration of any transfer of shares in the Company (whether pursuant to a Permitted Transfer or otherwise), require the transferee to execute and deliver to the Company a deed agreeing to be bound by the terms of any shareholders’ agreement or similar document in force between some or all of the shareholders and the Company in any form as the Directors may reasonably require (but not so as to oblige the transferee to have any obligations or liabilities greater than those of the proposed transferor under any such agreement or other document) and if any condition is imposed in accordance with this Article the transfer may not be registered unless that deed has been executed and delivered to the Company’s registered office by the transferee.

12.8                        To enable the Directors to determine whether or not there has been any disposal of shares in the capital of the Company (or any interest in shares in the capital of the Company) in breach of these Articles the Directors may, with Investor Director Consent, require any holder or the legal personal representatives of any deceased holder or any person named as transferee in any transfer lodged for registration or any other person who the Directors or the Investor Directors may reasonably believe to have information relevant to that purpose, to furnish to the Company that information and evidence the Directors may request regarding any matter which they deem relevant to that purpose, including (but not limited to) the names, addresses and interests of all persons respectively having interests in the shares in the capital of the Company from time to time registered in the holder’s name. If the information or evidence is not provided to enable the Directors to determine to their reasonable satisfaction that no breach has occurred, or where as a result of the information and evidence the Directors are reasonably satisfied that a breach has occurred, the Directors shall immediately notify the holder of such shares in the capital of the Company in writing of that fact and the following shall occur:

(a)                                 the relevant shares shall cease to confer upon the holder of them (or any proxy) any rights:

(a)                                 to vote whether on a show of hands or on a poll and whether exercisable at a general meeting of the Company or at any separate meeting of the class in question or by written resolution, provided that such rights shall not cease if as a result of such cessation the Company shall become a Subsidiary of a Preferred Shareholder; or

(b)                                 to receive dividends or other distributions (other than the amount they may be entitled to pursuant to the application of Article 4.2) otherwise attaching to those shares or to any further shares issued in respect of those shares, provided that the rights referred to in (a) above may be reinstated by the Board subject to Investor Director Consent.

12.9                        In any case where the Board may require a Transfer Notice to be given in respect of any Shares, if a Transfer Notice is not duly given within a period of ten (10) Business Days of demand being made, a Transfer Notice shall be deemed to have been given at the expiration of that period. If a Transfer Notice is required to be given or is deemed to have been given under these Articles then (unless provided otherwise in these Articles), the Transfer Notice will be treated as having specified that:

(a)                                 the proposed transferee is the Company;

(b)                                 the Transfer Price for the Sale Shares will be the proposed price agreed between the Seller and the proposed transferee (or in the absence of such agreement, as determined by the Board with Investor Director Consent);

(c)                                  it does not include a Minimum Transfer Condition (as defined in Article 14.2(d)); and

(d)                                 the Seller wishes to transfer all of the Shares held by it.

13.                               PERMITTED TRANSFERS

13.1                        Subject to Article 12.5, a Shareholder (the “Original Shareholder”) may transfer all or any of his or its Shares to a Permitted Transferee without restriction as to price or otherwise.

13.2                        Where under the provision of a deceased Shareholder’s will or laws as to intestacy, the persons legally or beneficially entitled to any Shares, whether immediately or contingently, are Permitted Transferees of the deceased Shareholder, the legal representative of the deceased Shareholder may transfer any Share to those Permitted Transferees, in each case without restriction as to price or otherwise. Shares previously transferred as permitted by this Article 13.2 may be transferred by the transferee to any other Permitted Transferee of the Original Shareholder without restriction as to price or otherwise.

13.3                        If a Permitted Transferee who was a Member of the Same Group as the Original Shareholder ceases to be a Member of the Same Group as the Original Shareholder, the Permitted Transferee must not later than five (5) Business Days after the date on which the Permitted Transferee so ceases, transfer the Shares held by it to the Original Shareholder or a Member of the Same Group as the Original Shareholder (which in either case is not in liquidation) without restriction as to price or otherwise failing which it will be deemed to have given a Transfer Notice in respect of those Shares.

13.4                        If a Permitted Transferee who was a Member of the Same Fund Group as the Original Shareholder ceases to be a Member of the Same Fund Group as the Original Shareholder, the Permitted Transferee must not later than five (5) Business Days after the date on which the Permitted Transferee so ceases, transfer the Shares held by it to the Original Shareholder or a Member of the Same Fund Group as the Original Shareholder (which in either case is not in liquidation) without restriction as to price or otherwise failing which it will be deemed to give a Transfer Notice in respect of such Shares.

13.5                        Shares previously transferred by any Investor as permitted by Article 13.1 may be transferred by the transferee to any other Permitted Transferee of the Original Shareholder without restriction as to price or otherwise.

13.6                        A transfer of any Shares approved by a Preferred Majority may be made without restriction as to price or otherwise and each such transfer shall be registered by the Directors. In the event that a Preferred Majority has approved Shares being transferred without restriction, then such approval shall only be given in respect of Shares transferred to persons who are not Investors (or any Member of the Same Fund Group or a Member of the Same Group) or Permitted Transferees of Investors. Should the Seller offer any Investor (or any Member of the Same Fund Group or a Member of the Same Group) or Permitted Transferee of any Investor the right to acquire any Shares, then such offer must be extended to all the Investors in accordance with Article 10 in respect of those Shares being offered to any Investor (or any Member of the Same Fund Group or a Member of the Same Group) or Permitted Transferee of any Investor.

13.7                        Trustees may (i) transfer Shares to a company in which they hold the whole of the share capital and which they control (a “Qualifying Company”) or (ii) transfer Shares to the Original Shareholder or to another Permitted Transferee of the Original Shareholder or (iii) transfer Shares to the new or remaining Trustees upon a change of Trustees without restrictions as to price or otherwise.

13.8                        No transfer of Shares may be made to Trustees unless the Board is satisfied:

(a)                                 with the terms of the trust instrument and in particular with the powers of the trustees;

(b)                                 with the identity of the proposed trustees;

(c)                                  the proposed transfer will not result in fifty percent (50%) or more of the aggregate of the Company’s equity share capital being held by trustees of that and any other trusts; and

(d)                                 that no costs incurred in connection with the setting up or administration of the Family Trust in question are to be paid by the Company.

13.9                        If a company to which a Share has been transferred under Article 13.7, ceases to be a Qualifying Company it must within five (5) Business Days of so ceasing, transfer the Shares held by it to the Trustees or to a Qualifying Company (any may do so without restriction as to price or otherwise) failing which it will be deemed to have given a Transfer Notice in respect of such Shares.

13.10                 If a Permitted Transferee who is a spouse or Civil Partner of the Original Shareholder ceases to be a spouse or Civil Partner of the Original Shareholder whether by reason of divorce or otherwise he must, within fifteen (15) Business Days of so ceasing either:

(a)                                 execute and deliver to the Company a transfer of the Shares held by him to the Original Shareholder (or, to any Permitted Transferee of the Original Shareholder) for such consideration as may be agreed between them; or

(b)                                 give a Transfer Notice to the Company in accordance with Article 14.2; failing which he shall be deemed to have given a Transfer Notice.

13.11                 On the death (subject to Article 13.2), bankruptcy, liquidation, administration or administrative receivership of a Permitted Transferee (other than a joint holder) his personal representatives or trustee in bankruptcy, or its liquidator, administrator or administrative receiver must within five (5) Business Days after the date of the grant of probate, the making of the bankruptcy order or the appointment of the liquidator, administrator or the administrative receiver execute and deliver to the Company a transfer of the Shares held by the Permitted Transferee without restriction as to price or otherwise. The transfer shall be to the Original Shareholder if still living (and not bankrupt or in liquidation) or, if so directed by the Original Shareholder, to any Permitted Transferee of the Original Shareholder. If the transfer is not executed and delivered within five (5) Business Days of such period or if the Original Shareholder has died or is bankrupt or is in liquidation, the personal representative or trustee in bankruptcy or liquidator will be deemed to have given a Transfer Notice.

14.                               TRANSFERS OF SHARES SUBJECT TO PRE-EMPTION RIGHTS

14.1                        Save in the case of Permitted Transfers, transfers of Shares made pursuant to any offer extended to Shareholders pursuant to Article 16, transfers of Sellers’ Shares and Called Shares pursuant to Article 17 and purchases by the Company of its own shares under Article 15.5 and/or Article 18, any transfer of Shares by a Shareholder shall be subject to the pre-emption rights contained in this Article 14.

14.2                        Subject always to Article 14.9(f), a Shareholder who wishes to transfer Shares (a “Seller”) shall, except as otherwise provided in these Articles, before transferring or agreeing to transfer any Shares give notice in writing (a “Transfer Notice”) to the Company specifying:

(a)                                 the number of Shares which he wishes to transfer (the “Sale Shares”);

(b)                                 if he wishes to sell the Sale Shares to a third party, the name of the proposed transferee (the “Proposed Buyer”);

(c)                                  the price (in cash) at which he wishes to transfer the Sale Shares (the “Transfer Price”); and

(d)                                 whether the Transfer Notice is conditional on all or a specific number of the Sale Shares being sold to Shareholders (a “Minimum Transfer Condition”).

14.3                        Except with the Investor Director Consent, no Transfer Notice once given or deemed to have been given under these Articles may be withdrawn.

14.4                        A Transfer Notice constitutes the Company the agent of the Seller for the sale of the Sale Shares at the Transfer Price.

14.5                        As soon as practicable following the receipt of a Transfer Notice the Board shall offer the Sale Shares for sale to the Shareholders in the manner set out in Articles 14.6 to 14.8. Each offer must be in writing and give details of the number and Transfer Price of the Sale Shares offered.

14.6                        Priority for offer of Sale Shares

The Company shall offer the Sale Shares in the following priority:

(a)                                 first, to the Preferred Shareholders (pro rata to the number of Ordinary Shares each Preferred Shareholder holds on an As Converted Basis as a proportion of all Ordinary Shares held by Preferred Shareholders on an As Converted Basis); and

(b)                                 second, to the Ordinary Shareholders;

in each case on the basis as set out in Article 14.7 and Article 14.8.

14.7                        Transfers: First Offer

(a)                                 In accordance with the priority rights contained in Article 14.6, the Board shall offer the Sale Shares to all the Preferred Shareholders (other than the Seller) by notice in writing inviting them to apply in writing for the maximum number of Sale Shares they wish to buy.

(b)                                 The Preferred Shareholders shall be invited to apply in writing within the period from the date of the offer to the date fifteen (15) Business Days after the offer (inclusive) (the “First Offer Period”).

(c)                                  If, at the end of the First Offer Period, the number of Sale Shares applied for is more than or equal to the total number of Sale Shares, the Board shall allocate the Sale Shares to each Preferred Shareholder in the proportion (fractional entitlements being rounded to the nearest whole number) which his existing holding of Ordinary Shares (calculated on an As Converted Basis) bears to the total number of Ordinary Shares held by those Preferred Shareholders (calculated on an As Converted Basis) who have applied during the First Offer Period for Sale Shares but no allocation shall be made to a Preferred Shareholder of more than the maximum number of Sale Shares which he has stated he is willing to buy. Further allocations shall be made on the same basis until all of the Sale Shares have been allocated or, if sooner, all applications by Preferred Shareholders for Sale Shares have been satisfied.

(d)                                 If, at the end of the First Offer Period, the number of Sale Shares applied for is less than the total number of Sale Shares, the Board shall offer the balance to the Ordinary Shareholders (other than the Seller), in accordance with the priority rights in Article 14.6, who shall be invited to apply in writing within the period from the date of that offer to the date fifteen (15) Business Days after that offer (inclusive) (the “Second Offer Period”).

(e)                                  If, at the end of the Second Offer Period, the number of Sale Shares applied for is more than or equal to the balance of Sale Shares following the First Offer Period (the

“Second Offer Sale Shares”), the Board shall allocate the Second Offer Sale Shares to each Ordinary Shareholder in the proportion (fractional entitlements being rounded to the nearest whole number) which his existing holding of Ordinary Shares bears to the total number of Ordinary Shares held by those Ordinary Shareholders who have applied during the Second Offer Period for Second Offer Sale Shares but no allocation shall be made to an Ordinary Shareholder of more than the maximum number of Second Offer Sale Shares which he has stated he is willing to buy. Further allocations shall be made on the same basis until all of the Second Offer Sale Shares have been allocated or, if sooner, all applications by Preferred Shareholders for Second Offer Sale Shares have been satisfied.

(f)                                   If, at the end of the Second Offer Period, the total number of Sale Shares applied for by both the Preferred Shareholders and the Ordinary Shareholders (other than the Seller) (the “Continuing Shareholders”) is less than the number of Sale Shares, the Board shall allocate the Sale Shares to such Shareholders in accordance with their respective applications and the overall balance (the “Initial Surplus Shares”) will be dealt with in accordance with Article 14.8.

(g)                                  If the Sale Shares are subject to a Minimum Transfer Condition then any allocation made under this Article 14.7 and Article 14.8 will be conditional on the fulfilment of the Minimum Transfer Condition.

14.8                        Transfers: Second Offer

(a)                                 At the end of the Second Offer Period, the Board shall offer the Initial Surplus Shares to all the Continuing Shareholders inviting them to apply in writing within the period from the date of the offer to the date fifteen (15) Business Days after the date of the offer (inclusive) (the “Third Offer Period”) for the maximum number of the Initial Surplus Shares they wish to buy.

(b)                                 If, at the end of the Third Offer Period, the number of Initial Surplus Shares applied for is equal to or exceeds the number of Initial Surplus Shares, the Board shall allocate the remaining Initial Surplus Shares to each Continuing Shareholder in the proportion (fractional entitlements being rounded to the nearest whole number) which his existing holding of Ordinary Shares bears to the total number of Ordinary Shares (assuming that the Preferred Shareholders which constitute Continuing Shareholders hold Ordinary Shares on an As Converted Basis) held by those Continuing Shareholders who have applied during the Third Offer Period for Initial Surplus Shares but no allocation shall be made to a Shareholder of more than the maximum number of Initial Surplus Shares which he has stated he is willing to buy. Further allocations shall be made on the same basis until all of the Initial Surplus Shares have been allocated or, if sooner, all applications by Continuing Shareholders for Initial Surplus Shares have been satisfied.

(c)                                  If, at the end of the Third Offer Period, the number of Initial Surplus Shares applied for is less than the number of Initial Surplus Shares, the Board shall allocate the Initial Surplus Shares to the Continuing Shareholders in accordance with their applications and the balance (the “Second Surplus Shares”) will be offered to any other person in accordance with 14.9(e).

14.9                        Completion of transfer of Sale Shares

(a)                                 If the Transfer Notice includes a Minimum Transfer Condition and the total number of Shares applied for by Shareholders is less than the number of Sale Shares specified in the Minimum Transfer Condition, the Board shall notify the Seller and all those to whom Sale Shares have been conditionally allocated under Articles 14.7 and 14.8 stating that the Minimum Transfer Condition has not been met and that the offers to Shareholders and allocations made under this Article 14 have lapsed with immediate effect, and the provisions of Article 14.9(e) shall instead apply.

(b)                                 If:

(a)                                 the Transfer Notice does not include a Minimum Transfer Condition; or

(b)                                 the Transfer Notice does include a Minimum Transfer Condition but allocations have been made in respect of all or the minimum required number of the Sale Shares,

the Board shall, when no further offers are required to be made under Articles 14.7 and 14.8, give written notice of allocation (an “Allocation Notice”) to the Seller and each party to whom Sale Shares have been allocated (an “Applicant”) specifying the number of Sale Shares allocated to each Applicant and the place and time (being not less than ten (10) Business Days nor more than twenty (20) Business Days after the date of the Allocation Notice) for completion of the transfer of the Sale Shares.

(c)                                  Upon service of an Allocation Notice, the Seller must, against payment of the Transfer Price, transfer the Sale Shares in accordance with the requirements specified in it.

(d)                                 If the Seller fails to comply with the provisions of Article 14.9(c):

(a)                                 the Chairman of the company or, failing him, one of the directors, or some other person nominated by a resolution of the Board, may on behalf of the Seller:

(A)                               complete, execute and deliver in his name all documents necessary to give effect to the transfer of the relevant Sale Shares to the Applicants;

(B)                               receive the Transfer Price and give a good discharge for it; and

(C)                               (subject to the transfer being duly stamped) enter the Applicants in the register of Shareholders as the holders of the Sale Shares purchased by them; and

(b)                                 the Company shall pay the Transfer Price into a separate bank account in the Company’s name on trust (but without interest) for the Seller until he has delivered to the Company his certificate or certificates for the relevant Shares (or an indemnity, in a form reasonably satisfactory to the Board, in respect of any lost certificate).

(e)                                  If an Allocation Notice does not relate to all the Sale Shares then, subject to Article 14.9(f), the Seller may, within eight (8) weeks after service of the Allocation Notice, transfer the Second Surplus Shares to the Proposed Buyer at a price at least equal to the Transfer Price. If Article 14.9(a) applies, then subject to Article 14.9(f), the Seller may, within eight (8) weeks after the date of the notice from the Board served under Article 14.9(a), transfer some or all of the Sale Shares to the Proposed Buyer at a price at least equal to the Transfer Price, provided that the number of Sale Shares so transferred must be not less than the number of Sale Shares specified in the Minimum Transfer Condition.

(f)                                   The right of the Seller to transfer Shares under this Article 14 does not apply if the Board is of the opinion on reasonable grounds that:

(a)                                 the transferee is a person (or a nominee for a person) whom the Directors (with Investor Director Consent) determines in their absolute discretion is a competitor with (or an Associate of a competitor with) the business of the Company or with a Subsidiary Undertaking of the Company;

(b)                                 the sale of the Sale Shares is not bona fide or the price is subject to a deduction, rebate or allowance to the transferee; or

(c)                                  the Seller has failed or refused to provide promptly information available to it or him and reasonably requested by the Board for the purpose of enabling it to form the opinion mentioned above.

15.                               COMPULSORY TRANSFERS AND SHARE BUYBACK

15.1                        A person entitled to a Share in consequence of the bankruptcy of a Shareholder shall be deemed to have given a Transfer Notice in respect of that Share at a time determined by the Directors.

15.2                        If a Share remains registered in the name of a deceased Shareholder for longer than one (1) year after the date of his death the Directors may require the legal personal representatives of that deceased Shareholder either:

(a)                                 to effect a Permitted Transfer of such Shares (including for this purpose an election to be registered in respect of the Permitted Transfer); or

(b)                                 to show to the satisfaction of the Directors that a Permitted Transfer will be effected before or promptly upon the completion of the administration of the estate of the deceased Shareholder, and if either requirement in this Article shall not be fulfilled to the satisfaction of the Directors a Transfer Notice shall be deemed to have been given in respect of each such Share, save to the extent that the Directors may otherwise determine.

15.3                        If a Shareholder which is a company or a Permitted Transferee of that Shareholder, either suffers or resolves for the appointment of a liquidator, administrator or administrative receiver over it or any material part of its assets, the relevant Shareholder or Permitted Transferee shall be deemed to have given a Transfer Notice in respect of all the shares held by the relevant Shareholder and/or such Permitted Transferee save to the extent that, and at a time, the Directors may determine.

15.4                        If there is a change in control (as control is defined in section 1124 of the Corporation Tax Act 2010) of any Shareholder, or any Permitted Transferee of a Shareholder which in each case is a company, it shall be bound at any time, if and when required in writing by the Directors to do so, to give (or procure the giving in the case of a nominee) a Transfer Notice in respect of all the Shares registered in its name and its nominees’ names save that, in the case of any Permitted Transferee, it shall first be permitted to transfer those Shares back to the Original Shareholder from whom it received its Shares or to any other Permitted Transferee before being required to serve a Transfer Notice. This Article shall not apply to a member that is a Preferred Shareholder or to UKRI.

Employees

15.5                        If any Employee ceases for any reason to be an Employee at any time, or if any Former Employee owns any Employee Shares and becomes a Bad Leaver, the relevant holder of Employee Shares shall be deemed to have given a notice in writing to the Company of his intention to transfer such proportion of the Employee Shares as set forth in this Article 15.5 to the Company (the “Transfer Notice”) on the Effective Termination Date, or on the date a Former Employee holding Employee Shares is determined to be a Bad Leaver (the “Bad Leaver Date”), unless or to the extent the Board with Investor Director Consent otherwise resolves or directs in writing in respect of any such Employee Shares prior to or within ten (10) Business Days after the relevant Effective Termination Date or the Bad Leaver Date. In

respect of each Transfer Notice which is deemed to have been served under this Article 15.5, the proportion of the Employee Shares and the applicable Transfer Price shall be as follows:

(a)                                 where the relevant Employee is, or the Former Employee is, a Bad Leaver, 100% of the Employee Shares held by such Employee or Former Employee for an aggregate consideration of £1.00; or

(b)                                 where the relevant Employee ceases to be an Employee but is not a Bad Leaver, the Leaver’s Percentage of Employee Shares held by such Employee for an aggregate consideration of £1.00.

15.6                        Any Employee or Former Employee that has been deemed to have given a Transfer Notice pursuant to Article 15.5 will be required within 10 Business Days after the Effective Termination Date or the Bad Leaver Date (as applicable) to enter into and deliver a buyback agreement to the Company (the “Buyback Agreement”), a signed and completed stock transfer form in respect of those Employee Shares being compulsorily transferred and/or an indemnity for lost share certificate (if applicable). Such Buyback Agreement shall include (at a minimum):

(a)                                 a requirement for the Employee or Former Employee (as applicable) to transfer such number of Employee Shares as determined in accordance with Article 15.5(a) or 15.5(b) (as applicable) to the Company for the applicable transfer price (which for the avoidance of doubt, shall be £1.00 in total for all Employee Shares being compulsorily transferred to the Company by any Employee or Former Employee);

(b)                                 warranties given by the Employee or Former Employee (as applicable) that they have good title to the Employee Shares and the capacity and authority to transfer the Employee Shares; and

(c)                                  a requirement for the Employee or Former Employee (as applicable) to deliver to the Company a share certificate or a signed indemnity for lost share certificate and a signed stock transfer form in respect of the relevant Employee Shares.

15.7                        If an Employee or Former Employee fails to sign and deliver to the Company any or all of the Buyback Agreement, the stock transfer form and/or the share certificate (or a suitable indemnity for lost share certificate) for his Employee Shares being compulsorily transferred to the Company in accordance with the terms of this Article 15 and the Buyback Agreement, any Director may act as agent of the relevant Employee or Former Employee and shall be empowered to enter into any such agreements, documents or deeds on behalf of the Employee or Former Employee to effect the transfer of the Employee Shares to the Company in accordance with this Article 15. The Board shall then authorise registration of the transfer once appropriate stamp duty (if any) has been paid.

15.8                        All voting rights attached to Employee Shares held by an Employee, Former Employee or their respective Permitted Transferees (the “Restricted Member”), if any, shall from the Effective Termination Date or the Bad Leaver Date (as applicable), be suspended unless the Board (acting with the consent of the Preferred Majority) notifies him otherwise.

15.9                        The Board, with Investor Majority Consent, may at any time prior to the transfer of any Employee Shares pursuant to a Transfer Notice which is deemed to have been served in accordance with Article 15.5, dis-apply the application of Articles 15.5 to 15.8 (and thereby exclude them from the Transfer Notice) in relation to some or all of the Employee Shares which are the subject of such Transfer Notice.

16.                               TAG ALONG

16.1                        Subject to Article 16.3, in the case of any transfer or series of transfers by a Shareholder (the “Selling Shareholder”) of Shares (the “Sale Shares”) pursuant to an offer which would result in the proposed purchaser(s) holding between ten percent (10%) and fifty percent (50%) of the share capital on an As Converted Basis, the Selling Shareholder will notify each Preferred Shareholder in writing at least ten (10) Business Days prior to the completion of such transfer(s) and any Preferred Shareholder may within that period require that such Selling Shareholder will not sell any such Shares unless the proposed purchaser(s) of such Shares:

(a)                                 shall have offered to purchase from the Preferred Shareholders at the price per Ordinary Share offered by the proposed purchaser(s), calculated on As Converted Basis (the “Prescribed Price”) such proportion of the Ordinary Shares held by each Preferred Shareholder (calculated on an As Converted Basis) as is equal to the proportion which the Sale Shares bears to the Selling Shareholders’ total shareholding (including the Shares to be sold, and calculated on an As Converted Basis) (the “Prescribed Portion”); and

(b)                                 shall, in respect of any Preferred Shareholder that wishes to take up the offer referred to in Article 16.1(a) above, acquire from such Shareholder in question the Prescribed Proportion of his Shares at the Prescribed Price simultaneously with the acquisition from the Selling Shareholder of the Sale Shares to be sold.

16.2                        In the case of any transfer or series of transfers pursuant to an offer which would result in the proposed purchaser(s) holding more than fifty percent (50%) of the issued Shares of the Company on an As Converted Basis, the Selling Shareholder will not sell any such Sale Shares under this Article unless the proposed purchaser(s) of such Shares:

(a)                                 shall have offered to purchase from all the other Shareholders (at the Prescribed Price) all of the Shares held by each such Shareholder; and

(b)                                 shall, in respect of any Shareholder which wishes to take up the offer referred to in Article 16.2(a) above, acquire from such holder the Shares in question at the relevant price simultaneously with the acquisition from the Selling Shareholder of the Sale Shares to be sold.

16.3                        This Article 16 shall not apply to:

(a)                                 Permitted Transfers;

(b)                                 Compulsory Transfers; and

(c)                                  any transfer or series of transfers of Sellers’ Shares in connection with which the Drag Along Option has been exercised.

17.                               DRAG ALONG

17.1                        Notwithstanding the provisions of Articles 14.2 and 16, if Shareholders comprising a Super Preferred Majority wish to transfer all of their interest in Shares (the “Sellers’ Shares”) to a third party Proposed Purchaser pursuant to a Bona Fide Offer, the Selling Shareholders shall have the option (the “Drag Along Option”) to require all the other holders of Shares (the “Called Shareholders”) to sell and transfer all their Shares to the Proposed Purchaser or as the Proposed Purchaser shall direct in accordance with the provisions of this Article.

17.2                        Selling Shareholder(s) may exercise the Drag Along Option by giving a written notice to that effect (a “Drag Along Notice”) to the Called Shareholders at any time before the transfer of the Sellers’ Shares to the Proposed Purchaser. A Drag Along Notice shall specify that the Called Shareholders are required to transfer all their Shares (the “Called Shares”) under this

Article, the person to whom they are to be transferred, the consideration for which the Called Shares are to be transferred (calculated in accordance with this Article) and the proposed date of transfer.

17.3                        Drag Along Notices shall be irrevocable but will lapse if for any reason there is not a sale of the Sellers’ Shares by the Selling Shareholder(s) to the Proposed Purchaser within forty (40) Business Days after the date of service of the Drag Along Notice. The Selling Shareholder(s) shall be entitled to serve further Drag Along Notices following the lapse of any particular Drag Along Notice.

17.4                        The consideration (in cash or otherwise) for which the Called Shareholders shall be obliged to sell each of the Called Shares shall be that to which they would be entitled if the total consideration proposed to be paid by the Proposed Purchaser were distributed to the holders of the Called Shares and the Sellers’ Shares in accordance with Article 5.

17.5                        No Drag Along Notice may require a Called Shareholder to agree to any terms except: (a) that such Called Shareholder has the authority to transfer the Called Shares, is the legal and beneficial owner of the Called Shares and has good and valid title to the Called Shares, free and clear of any and all encumbrances; (b) that the transfer of the Called Shares does not violate any agreement to which such Called Shareholder is a party or by which it is bound; and (c) to the extent securities are offered, in whole or in part, as consideration in the Bona Fide Offer, such customary representations as may be required under any applicable laws or by any applicable regulatory authority to ensure that the Called Shareholder may lawfully be offered or acquire such securities.

17.6                        Within five (5) Business Days of the Selling Shareholders serving a Drag Along Notice on the Called Shareholders, the Called Shareholders shall deliver stock transfer forms for their shares in favour of the Proposed Purchaser or as the Proposed Purchaser shall direct, together with the relevant share certificate(s) (or a suitable indemnity in lieu thereof) to the Company. As soon as reasonably possible after the documents referred to in this Article have been delivered to the Company by or on behalf of the Called Shareholders, the Company shall pay the Called Shareholders, on behalf of the Proposed Purchaser, the amounts they are due pursuant to Article 17.4 to the extent the Proposed Purchaser has put the Company in the requisite funds. The Company’s receipt for the price shall be a good discharge to the Purchaser. The Company shall hold the amounts due to the Called Shareholders pursuant to Article 17.4 in trust for the Called Shareholders without any obligation to pay interest.

17.7                        To the extent that the Proposed Purchaser has not, on the expiration of the forty (40) Business Day period referred to in Article 17.3, put the Company in funds to pay the price due pursuant to Article 17.6, the Called Shareholders shall be entitled to the return of the stock transfer forms and share certificate (or suitable indemnity) for the relevant shares and the Called Shareholders shall have no further rights or obligations under this Article 17 in respect of their shares.

17.8                        If a Called Shareholder fails to deliver stock transfer forms and share certificates (or suitable indemnity) for its shares to the Company upon the expiration of the five (5) Business Day period referred to in Article 17.6, the Directors shall, if requested by the Proposed Purchaser, authorise any Director to transfer the Called Shareholders shares on the Called Shareholder’s behalf to the Proposed Purchaser (or its nominee(s)) to the extent the Proposed Purchaser has, at the expiration of that five (5) Business Day period, put the Company in funds to pay the price for the Called Shareholder’s shares offered to him. The Board shall then authorise registration of the transfer once appropriate stamp duty has been paid. The defaulting Called Shareholder shall surrender his share certificate for his shares (or provide a suitable indemnity) to the Company. On surrender, he shall be entitled to the amount due to him under Article 17.4.

17.9                        Any transfer of Seller’s Shares or Called Shares to a Proposed Purchaser (or as they may direct) pursuant to a sale in respect of which a Drag Along Notice has been duly served shall not be subject to the provisions of Article 14 or Article 16.

17.10                 On any person, at any time following the issue of a Drag Along Notice, becoming a Shareholder of the Company pursuant to the exercise of a pre-existing option to acquire shares in the Company or pursuant to the conversion of any convertible security of the Company (a “New Shareholder”), a Drag Along Notice shall be deemed to have been served on the New Shareholder on the same terms as the previous Drag Along Notice who shall then be bound to sell and transfer all Shares so acquired to the Proposed Purchaser or as the Proposed Purchaser may direct and the provisions of this Article shall apply with the necessary changes to the New Shareholder except that completion of the sale of the Shares shall take place immediately on the Drag Along Notice being deemed served on the New Shareholder.

18.                               NEW HOLDING COMPANY

18.1                        In the event of a Holding Company Reorganisation approved by (i) the Board and (ii) a Super Preferred Majority, (a “Proposed Reorganisation”), all Shareholders shall (i) consent to, vote for, raise no objections to and waive any applicable rights in connection with the Proposed Reorganisation and (ii) take all necessary actions to tender their Shares required to effect the Proposed Reorganisation (the “Reorganisation Actions”). The Shareholders shall be required to take all Reorganisation Actions with respect to the Proposed Reorganisation as are necessary and required by the Board and approved by a Super Preferred Majority to facilitate the Proposed Reorganisation provided that nothing in this Article 18.1 shall require any Shareholder to take any unlawful action or step. If any Shareholder fails to comply with the provisions of this Article, the Company shall be constituted the agent of each defaulting Shareholder for taking the Reorganisation Actions as are necessary to effect the Proposed Reorganisation and the Directors may authorise an officer or member to execute and deliver on behalf of such defaulting Shareholder the necessary documents to effect the Proposed Reorganisation, including, without limitation, any share exchange agreement and/or stock transfer form.

18.2                        The Company shall procure that the Holding Company shall ensure that the shares issued by it to the Shareholders (or a subsequent holder, as the case may be) pursuant to the Holding Company Reorganisation will be credited as fully paid and which new shares shall be subject to the constitutional documents of the Holding Company and otherwise (subject to the express provisions of such constitutional documents) have the same rights as all other Holding Company shares of the same class in issue at the time.

18.3                        On any person, following the date of completion of a Holding Company Reorganisation, becoming a Shareholder pursuant to the exercise of a pre-existing option or Warrant to acquire shares in the Company or pursuant to the conversion of any convertible security of the Company or otherwise (a “New Reorganisation Shareholder”), the New Reorganisation Shareholder shall then be bound to do all such acts and things necessary in order to transfer all such resulting shares to the Holding Company, and the provisions of this Article shall apply with the necessary changes to the New Reorganisation Shareholder provided that nothing in this Article 18.3 shall require any such New Reorganisation Shareholder to take any unlawful action or step.

19.                               PURCHASE OF SHARES

19.1                        Subject to the 2006 Act but without prejudice to any other provision of these Articles, the Company may purchase its own shares in accordance with Chapter 4 of Part 18 of the 2006 Act up to any amount in a financial year not exceeding the lower of:

(a)                                 £15,000; and

(b)                                 the nominal value of 5% of the Company’s fully paid share capital at the beginning of each financial year of the Company.

19.2                        Where the Directors exercise the Company’s power to purchase its own shares in accordance with Chapter 4 of Part 18 of the 2006 Act:

(a)                                 those shares bought back will be treated as cancelled; and

(b)                                 the amount of the Company’s issued share capital is diminished accordingly by the nominal amount of the shares cancelled (in accordance with section 706 of the 2006 Act).

19.3                        Subject to the 2006 Act but without prejudice to any other provision of these Articles, the Company shall be authorised, for a period expiring on the fifth anniversary of the Date of Adoption, to purchase its own shares up to a limit of 100,000 shares for a minimum price of £0.00001 and a maximum price of £1.00 per share for the purposes of or pursuant to an employee share scheme in accordance with section 693A of the 2006 Act.

19.4                        Article 12.5 does not apply to this Article 19.

20.                               GENERAL MEETINGS

The Directors may call general meetings and, on the requisition of members pursuant to the provisions of the 2006 Act, shall forthwith proceed to convene a general meeting in accordance with the provisions of the 2006 Act.

21.                               PROXIES

The instrument appointing a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the Directors may:

(a)                                 be deposited at the office or at any other place within the United Kingdom as may be specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at any time before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote;

(b)                                 be delivered at the meeting or adjourned meeting at which the person named in the instrument proposes to vote to the Chairman or to the Secretary or to any Director; or

(c)                                  in the case of a poll, be delivered at the meeting at which the poll was demanded to the Chairman or to the Secretary or to any Director, or at the time and place at which the poll is held to the Chairman or to the Secretary or to any Director or scrutineer, and an instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid.

22.                               DIRECTORS’ BORROWING POWERS

The Directors may exercise all the powers of the Company to borrow or raise money and to mortgage or charge its undertaking, property and uncalled capital and to issue debentures, debenture stock and other securities as security for any debt, liability of obligation of the Company or of any third party.

23.                               ALTERNATE DIRECTORS

Notwithstanding any provision of these Articles to the contrary, any person appointed as a Director by an Investor may appoint any person as he or she thinks fit to be his or her or its alternate director and the appointment of an alternate director shall not require approval by a resolution of the Directors, and in its application to the Company Regulation 65 of Table A shall be modified accordingly.

24.                               NUMBER OF DIRECTORS

Unless and until the Company in general meeting shall otherwise determine the number of Directors shall not be less than three (3) and not more than ten (10), save where determined by the Board and a Preferred Majority.

25.                               APPOINTMENT OF DIRECTORS

25.1                        For so long as Atlas and/or its Permitted Transferees hold Shares, they shall have the right to appoint and maintain in office such natural person as Atlas may from time to time nominate as a Director of the Company (and as a member of each and any committee of the Board) and to remove any Director so appointed and, upon his removal whether by Atlas or otherwise, to appoint another Director in his place.

25.2                        For so long as Novartis and/or its Permitted Transferees hold Shares, they shall have the right to appoint and maintain in office such natural person as Novartis may from time to time nominate as a Director of the Company (and as a member of each and any committee of the Board) and to remove any Director so appointed and, upon his removal whether by Novartis or otherwise, to appoint another Director in his place.

25.3                        For so long as S.R. One and/or its Permitted Transferees hold Shares, they shall have the right to appoint and maintain in office such natural person as S.R. One may from time to time nominate as a Director of the Company (and as a member of each and any committee of the Board) and to remove any Director so appointed and, upon his removal whether by S.R. One or otherwise, to appoint another Director in his place.

25.4                        For so long as SVLSA and/or its Permitted Transferees hold Shares, they shall have the right to appoint and maintain in office such natural person as SVLSA may from time to time nominate as a Director of the Company (and as a member of each and any committee of the Board) and to remove any Director so appointed and, upon his removal whether by SVLSA or otherwise, to appoint another Director in his place.

25.5                        For so long as Vertex and/or its Permitted Transferees hold Shares, they shall have the right to appoint and maintain in office such natural person as Vertex may from time to time nominate as a Director of the Company (and as a member of each and any committee of the Board) and to remove any Director so appointed and, upon his removal whether by Vertex or otherwise, to appoint another Director in his place.

25.6                        For so long as CIC and/or its Permitted Transferees hold Shares, they shall have the right to appoint and maintain in office such natural person as CIC may from time to time nominate as a Director of the Company (and as a member of each and any committee of the Board) and to remove any Director so appointed and, upon his removal whether by CIC or otherwise, to appoint another Director in his place.

25.7                        For so long as Tyboume and/or its Permitted Transferees hold Shares, they shall have the right to appoint and maintain in office such natural person as Tybourne may from time to time nominate as a Director of the Company (and as a member of each and any committee of the Board) and to remove any Director so appointed and, upon his removal whether by Tybourne or otherwise, to appoint another Director in his place.

25.8                        For so long as the Founders hold Shares, they shall have the right to appoint and maintain in office such natural person as the Founders shall from time to time nominate as a Director of the Company (and as a member of each and any committee of the Board) and to remove any Director so appointed and, upon his removal whether by the Founders or otherwise, to appoint another Director in his place.

25.9                        The Ordinary Shareholders shall have the right to appoint as a Director the then current Chief Executive Officer of the Company and (with the consent of a Preferred Majority) to remove him as a Director and, with the consent of the Preferred Majority, to appoint any replacement Chief Executive Officer as a Director in his place. Upon the resignation of removal of the Chief Executive Officer from his executive position at the Company, the Ordinary

Shareholders shall, if directed to do so by a Preferred Majority, remove the former Chief Executive Officer as a Director.

25.10                 The Directors appointed pursuant to Articles 25.1 to 25.7 shall have the right to appoint and maintain in office one (1) Independent Director and to remove any Director so appointed and, upon his removal whether by the Directors or otherwise, to appoint another Independent Director in his place.

25.11                 For so long as Longwood and/or its Permitted Transferees hold Shares, it shall be entitled to appoint (and remove) by notice in writing to the Company a representative (the “Longwood Observer”) to attend as an observer at each and any meeting of the Board and of each and any committee of the Board and to remove any Longwood Observer so appointed, upon his removal whether by Longwood or otherwise, to appoint another Longwood Observer in his place. For so long as Ahren and/or its Permitted Transferees hold Shares, it shall be entitled to appoint (and remove) by notice in writing to the Company a representative (the “Ahren Observer”) to attend as an observer at each and, with the consent of all of the Investor Directors (which shall not be unreasonably withheld), any meeting of the Board and of each and any committee of the Board and to remove any Ahren Observer so appointed, upon his removal whether by Ahren or otherwise, to appoint another Ahren Observer in his place.

25.12                 In its application to the Company Regulation 78 of Table A shall be modified by the deletion of the words “...and may also determine the rotation in which any additional Directors are to retire”.

25.13                 In its application to the Company, Regulation 84 of Table A shall be modified by the deletion of the third and final sentences.

25.14                 Notwithstanding any other provision of these Articles, on any resolution which is proposed in general meeting (either on a show of hands or on a poll) to remove a Director appointed in accordance with Articles 25.1 to 25.11 from office or any resolution proposed in general meeting (either on a show of hands or on a poll) or as a written resolution to alter the Articles so as to result in the deletion or amendment of Articles 25.1 to 25.11, the votes cast by the members (or the duly appointed proxies or corporate representatives of the members) entitled to appoint and remove any Director(s) or observers under the affected Articles shall, if voting against that resolution, in aggregate carry a number of votes equal to 50.01% of the number of votes capable of being cast on that resolution.

26.                               DIRECTORS’ PERMITTED INTERESTS

26.1                        Provided that he has declared the nature and extent of his interest in accordance with (and to the extent required by) the provisions of Article 26.5, and provided further that the Directors or the members have not (upon request) refused to give specific authorisation pursuant to Article 27 for a particular situation or matter or have otherwise resolved pursuant to Article 27.3 that a particular situation or matter shall no longer be authorised, a Director, notwithstanding his office, shall be authorised:

(a)                                 to enter into, or otherwise be interested in, any transaction or arrangement with the Company or in which the Company is interested, either with regard to his tenure of any office or position in the management, administration or conduct of its business or as seller, buyer or otherwise;

(b)                                 to hold any office or place of profit (except that of auditor) with, or to be employed by or a consultant to or otherwise interested (including by way of the holding of shares or securities convertible into shares) in, the Company, or in any holder of a majority of the voting rights attaching to the issued share capital of the Company or any Associate of any such holder;

(c)                                  to act by himself or by any firm of which he is a partner, director, employee or member in a professional capacity (except as auditor) for the Company, or any holder of a majority of the voting rights attaching to the issued share capital of the Company or any Associate of any such holder and he or his firm shall be entitled to remuneration for professional services as if he were not a Director of the Company; and

(d)                                 to be a director of any other company in which the Company does not have an interest if that cannot reasonably be regarded as likely to give rise to a conflict of interest at the time of his appointment as a director of the Company or that other company (whichever is the later), and such authorisations shall extend to any direct or indirect interest that conflicts or possibly may conflict with the interests of the Company which may reasonably be expected to arise out of the situations and matters so authorised and which is capable of being authorised at law. No authorisation shall be required pursuant to Article 27 of any such situation or matter authorised by this Article 26.1 and, without limitation, no Director shall, by reason of his holding office as a Director of the Company (or of the fiduciary relationship established by his holding that office), be liable to account to the Company for any remuneration, profit or other benefit received as a result of any interest permitted by this Article and no transaction or arrangement shall be liable to be avoided by reason of any Director having any interest or having received any benefit permitted by this Article.

26.2                        The authorisations given pursuant to and the other provisions of Article 26.1 shall extend to and include, without limitation, direct or indirect interests of a Director which arise (or which may potentially arise) due to:

(a)                                 any transaction entered into by the Director or any person who appointed that Director in relation to shares (or securities convertible into shares) debentures or other securities in (a) the Company; or (b) such person or any such Associate of such person;

(b)                                 any guarantee, security or indemnity given or proposed to be given by any Group Company to, or to any person for the benefit of, any person who appointed that Director or, where such person is a company, any Associate of that person;

(c)                                  the recommendation, declaration and payment of any dividend or other distribution by the Company;

(d)                                 any transaction or arrangement proposed, made, terminated or varied between the Company and any person who appointed that Director or any Associate of that person including without limitation transactions or arrangements relating to the sale and supply of goods and services, the borrowing or advancing of money and the use of property and other assets; and

(e)                                  any claim or right arising between the Company and any person who appointed that Director or any Associate of that person.

26.3                        It shall be a term and condition of the authorisation given pursuant to Article 26.5 that the Director shall not be entitled to vote or participate in any discussions relating to the exercise, enforcement or pursuance of any claim or right so authorised.

26.4                        For the purposes of Articles 26.1 and 26.2 an interest of: (a) a person who is connected with a Director (within the meaning of section 252 of the 2006 Act); and (b) the appointor in relation to any alternate, shall be treated as an interest of the Director or alternate (as appropriate), in each case in addition to any interest which the Director or alternate otherwise has.

26.5                        In relation to transactions or arrangements with the Company, the Director shall declare the nature and extent of any interest authorised under Articles 26.1 and 26.2 in any way permitted by the 2006 Act and shall only be required to make such disclosure to the extent required to do so under the 2006 Act. In relation to other situations of actual or potential conflict of interest, the Director shall declare the nature and extent of his interest at a meeting of the Directors, or as otherwise determined by the Directors, but shall not be required to declare the nature and extent of his interest to the extent that the other Directors are already aware of the interest and its extent.

26.6                        Regulation 85 shall not apply.

27.                               AUTHORISATION OF CONFLICTS OF INTEREST

27.1                        Any matter (a “Relevant Matter”) which would otherwise constitute or give rise to a breach by a Director of his duty under section 175 of the 2006 Act to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts or possibly may conflict with the interests of the Company (including a breach which would arise by virtue of his appointment as a Director) may be authorised by the Directors to the fullest extent permitted by law in accordance with the provisions of Articles 27.2 to 27.4.

27.2                        Any Director may propose that a Relevant Matter be authorised by the Directors. Such proposal and any authorisation given by the Directors shall be effected in the same way as any other matter may be proposed to, and resolved upon by, the Directors (or in such other manner as the Directors may approve) in accordance with these Articles, except that no authorisation shall be effective unless the requirements of section 175(6) of the 2006 Act have been complied with. Any authorisation of a matter pursuant to this Article 27 shall, unless it states otherwise, extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised.

27.3                        Any authorisation of a matter under Article 27.1 shall be subject to such terms, conditions and limitations as the Directors may specify, whether at the time of giving the authorisation or subsequently. The Directors or the members may terminate or vary (including by imposing new terms, conditions and limitations in relation to) any authorisation given under this Article 27 or under Article 27.1 for the purpose of section 175 of the 2006 Act at any time, but no such termination or variation shall be of retrospective effect. The Director concerned must act in accordance with any terms, conditions or limitations specified by the Directors or the members in accordance with this Article.

27.4                        No Director shall, by reason of his office as Director of the Company (or by reason of the fiduciary relationship established by holding that office), be liable to account to the Company for any benefit derived from any Relevant Matter to the extent that the Relevant Matter has been authorised by the Directors in accordance with this Article 27. No transaction or arrangement shall be liable to be avoided by reason of any interest of a Director to the extent that it has been so authorised.

27.5                        Notwithstanding the other provisions of this Article 27, the members of the Company shall be entitled to authorise a Relevant Matter (whether or not authorisation has previously been requested from and/or refused by the Directors). The provisions of Articles 27.2 and 27.4 shall apply mutatis mutandis to any authorisation so given by the members save that the word “directors” or “directors or members” in any references to the authorisation being given by the Directors or by the Directors or the members and in any reference to any terms and conditions of authorisation being specified, imposed, varied or terminated by the Directors or by the Directors or the members shall be read only as the word “members”. Any authorisation, and the variation or termination of any authorisation by the members under Article 27.3 or this Article shall be by ordinary resolution, save where any greater majority is otherwise required by the 2006 Act or other applicable law.

28.                               DIRECTORS’ INTERESTS: GENERAL

28.1                        Where this Article applies, a Director shall be deemed to have the authority, without breaching the general duties he owes to the Company by virtue of sections 171 to 177 of the 2006 Act to (and shall if so requested by the other Directors or the members) take such steps as may be necessary or desirable for the purpose of managing any conflict of interest to which this Article 28.1 applies, including (without limitation) by:

(a)                                 complying with any procedures laid down from time to time by the Directors for the purpose of managing conflicts of interest generally or any specific procedures approved by the Directors in relation to the situation, matter or interest in question;

(b)                                 excluding himself from attending and voting at board meetings to the extent relating to such situation, matter or interest or from participating in discussions (whether at meetings of the board or otherwise), or receiving documents or information, relating to any such situation, matter or interest (including without limitation, notice of meetings, board papers, minutes or draft minutes and legal advice given to the Company);

(c)                                  arranging for documents or information relating to any such situation, matter or interest to be reviewed by a professional adviser to ascertain the extent to which it might be appropriate for him to have access to such documents or information; and/or

(d)                                 not disclosing to the Company, or not using in relation to the Company’s affairs, information which he obtains or has obtained otherwise than through his position as a Director of the Company which relates to a situation, matter or interest and which is confidential to a third party, where to do so would amount to a breach of confidence or breach of duty to the third party.

28.2                        Article 28.1 shall apply where a Director has or could have:

(a)                                 a direct or indirect interest that conflicts or possibly may conflict with the interests of the Company and provided that the interest or the existence of the situation or relationship leading to the interest has been authorised pursuant to Article 26.1 or Article 27 and unless otherwise specified by the terms and conditions of such authorisation; and

(b)                                 a direct or indirect interest in a transaction or arrangement with the Company and such interest has been declared to the other Directors to the extent required by the 2006 Act.

28.3                        Where a Director obtains or has obtained information, otherwise than through his position as a Director, which is confidential to a third party other than the Company, then provided that the duty of confidentiality does not arise out of a situation in which the Director has or may have a direct or indirect conflict of interest, the Director shall not be required to disclose such information to the Company or use it in relation to the Company’s affairs. This Article is without prejudice to the ability of a Director to withhold such information from the Company in accordance with the provisions of Article 28.1.

28.4                        Articles 28.1 and 28.3 are without prejudice to any equitable principle or rule of law which may otherwise excuse or release the Director from any requirement to disclose information or use information in relation to the Company’s affairs, participate in discussions or receive documents or information.

28.5                        For the purposes of Articles 26 to 28 references to a conflict of interest include a conflict of interest and duty and a conflict of duties.

29.                               WRITTEN RESOLUTIONS

29.1                        Any member holding no less than five percent (5%) of the voting rights of the Company may require the Company to circulate a written resolution and if any member does so, the provisions of sections 292(1) to (3) (inclusive) and sections 292(6), 293, 294 and 295 of the 2006 Act shall apply mutatis mutandis to that request as if it were a request made by members pursuant to section 292 of the 2006 Act save that the Company shall be required to ensure that copies of any written resolution so requested shall be sent or submitted to all members entitled to receive it not later than five (5) days after the date on which the Company received the request (whether or not it has then received an amount to meet its expenses in so doing).

29.2                        In the event that any resolution referred to in Article 25.14 is proposed as a written resolution the form of written resolution shall:

(a)                                 provide for every eligible member to be able to indicate whether it is voting for the proposed resolution or against the proposed resolution (and if more than one (1) resolution is proposed, such voting alternatives shall be provided for each resolution); and

(b)                                 require such named individual to hold such authenticated documents on behalf of and as agent for the relevant member and not the Company until the earlier of:

(c)                                  the date on which that named individual has received authenticated documents (indicating either a vote for or against the relevant resolution) from each eligible member whose votes, if cast against the resolution would (pursuant to Article 25.14) carry 50.01% of the votes capable of being cast on that resolution; and

(d)                                 the day before the date on which the written resolution would otherwise lapse in accordance with section 297 of the 2006 Act,

at which time such named individual shall deliver all the authenticated documents held by him as agent of the eligible members to the Company. Any written resolution circulated by the Company shall contain language to effect the requirements of this Article 29.

30.                               DISQUALIFICATION OF DIRECTORS

In addition to that provided in Regulation 81 of Table A, the office of a Director shall also be vacated if:

(a)                                 he is convicted of a criminal offence (other than a minor motoring offence) and the Directors resolve that his, her or its office be vacated; or

(b)                                 in the case of Directors, other than an Investor Director or a Founder Director, if a majority of his co-Directors serve notice on him in writing, removing him from office.

31.                               PROCEEDINGS OF DIRECTORS

31.1                        The quorum for a Board meeting shall be a majority of the Directors in office and must include at least one Director appointed in accordance with Articles 25.5 to 25.7. If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting such quorum ceases to be present, the meeting shall stand adjourned to the following day at the same time and place. If no Director appointed in accordance with Articles 25.5 to 25.7 is present at any such adjourned meeting within half an hour from the time the adjourned meeting is scheduled to begin, then a quorum shall be deemed to be present providing a majority of the Directors in office are present and the adjourned meeting shall proceed.

31.2                        In its application to the Company, Regulation 88 of Table A shall be modified by the deletion of the second and third sentences.

31.3                        In its application to the Company Regulation 89 of Table A shall be modified:

(a)                                 by the deletion of the words “may be fixed by the Directors and unless so fixed at any other number” in the first sentence; and

(b)                                 by the addition of the following as the final sentence: “In the event that a meeting of the Directors is attended by a Director who is acting as alternate for one (1) or more other Directors, the Director or Directors for whom he is the alternate shall not be counted in the quorum for the purposes of the meeting”.

31.4                        Any Director who participates in the proceedings of a meeting by means of a communication device (including a telephone) which allows all the other Directors present at that meeting (whether in person or by alternate or by means of that type of communication device) to hear at all times that Director and that Director to hear at all times all other Directors present at the meeting (whether in person or by alternate or by means of that type of communication device) shall be deemed to be present at the meeting and shall be counted when reckoning a quorum. A meeting held by these means shall be deemed to take place where the largest group of participators in number is assembled. In the absence of a majority the location of the chairman shall be deemed to be the place of the meeting.

31.5                        A Director may vote at a meeting of the Directors, and form part of a quorum present at that meeting, in relation to any matter in which he has, directly or indirectly, an interest or duty which conflicts or which may conflict with the interests of the Company, provided that he has previously disclosed the nature of such duty or interest to the Directors. The provisions of Regulation 86 of Table A shall be taken to apply equally to any disclosure to be made under the provisions of this Article.

31.6                        Questions arising at any meeting of the Directors shall be decided by a majority of votes. In the case of any equality of votes, the chairman shall not have a second or casting vote.

31.7                        Decisions at any meeting of the Directors shall be decided by a majority of votes, including at least one of the Directors appointed pursuant to Articles 25.1 to 25.4, at least one of the Directors appointed pursuant to Articles 25.5 to 25.7 and at least one of the Directors appointed pursuant to Articles 25.8 to 25.10.

32.                               EXECUTION OF DOCUMENTS

In its application to the Company Regulation 101 of Table A shall be modified by the addition of the following sentence:

“Any instrument expressed to be executed by the Company and signed by two (2) Directors, by one Director and the Secretary, by the authority of the Directors, or the 2006 Act of a committee authorised by the Directors or as otherwise permitted under the 2006 Act shall (to the extent permitted by the 2006 Act) have effect as if executed under seal.”

33.                               DIVIDENDS

In Regulation 103 of Table A the words from “If the share capital is divided” to the end of the third sentence of the Regulation shall be deleted.

34.                               NOTICES

34.1                        Any notice shall be in writing and shall be conclusively deemed to have been duly given:

(a)                                 when hand delivered to the relevant party;

(b)                                 when received when sent by facsimile, e-mail or any other form of electronic communication at the relevant address (and as confirmed by the recipient);

(c)                                  two (2) Business Days after dispatch if sent to an address in the United Kingdom by post;

(d)                                 five (5) Business Days after dispatch if sent by reputable international overnight courier addressed to the relevant party provided that delivery in at least five (5) Business Days was guaranteed at the time of sending and the sending Party receives a confirmation of delivery from the courier service provider; or

(e)                                  by airmail (registered or certified) fifteen (15) Business Days after sending.

34.2                        In proving service of a notice it shall be sufficient to prove that personal delivery was made, or that the relevant notice or other written communication was properly addressed stamped and posted or in the case of a facsimile, e-mail or other form of electronic communication evidence that the relevant communication was properly sent.

34.3                        Regulation 115 of Table A shall be deleted.

35.                               INDEMNITY AND INSURANCE

35.1                        Subject to the provisions of and so far as may be consistent with the 2006 Act the Directors may exercise all the powers of the Company to indemnify any person who is, or was at any time, a Director of the Company or of any of its associated companies against all liabilities incurred by or attaching to him in connection with his duties, powers or office in relation to any such company of which he is or was a Director, to the fullest extent permitted by law.

35.2                        Regulation 118 shall not apply.

35.3                        Without prejudice to Article 35.1 the Directors may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was at any time:

(a)                                 a Director, alternate director or other officer of any Relevant Company (as defined in Article 35.4 below); or

(b)                                 a trustee of any pension fund or retirement, death or disability scheme for the benefit of any employee of any Relevant Company or employees’ share scheme in which employees of any Relevant Company are interested, including (without limitation) insurance against any liability within Article 35.1 attaching to him in relation to any Relevant Company, or any such pension fund, retirement or other scheme or employees’ share scheme.

35.4                        For these purposes “Relevant Company” shall mean the Company or any other undertaking which is:

(a)                                 the holding company of the Company;

(b)                                 a Subsidiary of the Company or of such holding company; or

(c)                                  a company in which the Company has an interest (whether direct or indirect).

36.                               DATA PROTECTION

Each of the shareholders and Directors of the Company (from time to time) consent to the processing of their personal data by the Company, its shareholders and Directors (each a “Recipient”) for the purpose of due diligence exercises, compliance with applicable laws, regulations and procedures and the exchange of information among themselves. A Recipient may process the personal data either electronically or manually. The personal data which may be processed under this Article shall include any information which may have a bearing on the prudence or commercial merits of investing, or disposing of any shares (or other investment or security) in the Company. Other than as required by law, court order or other regulatory authority, that personal data may not be disclosed by a Recipient or any other person except to a Member of the Same Group or a Member of the Same Fund Group (the “Recipient Group Companies”) and to employees, directors and professional advisers of that Recipient or the Recipient Group Companies and funds managed by any of the Recipient Group Companies. Each of the Company’s shareholders and Directors (from time to time) consent to the transfer of relevant personal data to persons acting on behalf of the Recipient and to the offices of any Recipient both within and outside the European Economic Area for the purposes stated above, where it is necessary or desirable to do so.